UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549 FORM S-11/A Amendment No. 5 REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
American Boarding Company
(Name of registrant as specified in its charter)

Delaware	6798	45-4507811
(State or jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

358 Frankfort Street
Daly City, California 94014
(415) 586-8100
(Address and telephone number of registrant’s principal executive offices)

Harold P. Gerwerter, Esq.
Law Office of Harold P. Gerwerter, Esq., Ltd. 5536 Ft. Apache, Suite 102 Las Vegas, Nevada 89148 Telephone: (702) 382-1714 Facsimile No. (702) 382-1759
(Name, address and telephone number of agent for service)

Approximate date of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. [  ]

Indicate by a check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one);

Large accelerated filer [ ]	Accelerated filer [ ]

Non-accelerated filer [ ]	Smaller reporting company [X]

			Proposed
	Amount to	Proposed	Maximum
Title of Each Class	be	Maximum	Aggregate	Amount of
of Securities to be	Registered	Offering Price	Offering Price	Registration
Registered	(1)	per Share ($)	($)(2)	Fee($)

Shares of Common
Stock, par value	6,000,000	$.05	$300,000	$34.38
$0.001

1	2,000,000 shares are being offered by a direct offering at the price of $.05 per share.

2	Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(o) of the Securities Act, based upon the fixed price of the direct offering.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Prospectus

American Boarding Company

6,000,000 Shares of Common Stock

$0.05per share

$300,000 Maximum Offering

American Boarding Company (“ABC” or the "Company") is offering on a best-efforts basis a minimum of 600,000 and a maximum of 6,000,000 shares of its common stock at a fixed price of $0.05 per share.  The price of $0.05 per share is a fixed for the duration of this offering.  There is no minimum investment by any individual investor of shares required to be purchased.  The shares are intended to be sold directly through the efforts of Farshid Raafat, our President and a Director and Reza Noorkayhani, our Secretary, Treasurer and a Director.  After the effective date of this prospectus, Mr. Raafat and Mr. Noorkayhani intend to advertise through personal contacts, telephone, and hold investment meetings.  We will not utilize the Internet or print media to advertise our offering.  Mr. Raafat and Mr. Noorkayhani will also distribute the prospectus to potential investors at meetings, to their business associates and to their friends and relatives who are interested in American Boarding Company as a possible investment.  For more information, see the section titled "Plan of Distribution" herein.

The proceeds from the sale of the shares in this offering will be payable to Law Offices of Harold P. Gewerter, Esq., Ltd., Client Trust Account f/b/o American Boarding Company.  All subscription agreements and checks are irrevocable. All subscription funds will be held in a non-interest bearing Trust Account pending the achievement of the Minimum Offering and no funds shall be released to American Boarding Company until such a time as the minimum proceeds are raised. Any additional proceeds received after the Minimum Offering is achieved will be immediately released to the Company by the Escrow Agent, Law Offices of Harold P. Gerwerter, Esq., Ltd.   If the Minimum Offering is not achieved within 180 days of the date of this prospectus, all subscription funds will be returned to investors promptly without interest (since the funds are being held in a non-interest bearing account) or deduction of fees.  The Company shall have the right, in its sole discretion, to extend the initial offering period an additional 180 days. See the section entitled "Plan of Distribution” herein.  Neither the Company nor any subscriber shall be entitled to interest no matter how long subscriber funds might be held.

The offering may terminate on the earlier of: (i) the date when the sale of all 6,000,000 shares is completed, (ii) anytime after the minimum offering of 300,000 shares of common stock is achieved, or (iii) 180 days from the effective date of this document.

Prior to this offering, there has been no public market for American Boarding Company’s common stock.  We are a development stage company which currently has limited operations and has not generated any revenue. Therefore, any investment involves a high degree of risk.

The Company is an emerging growth company under the Jumpstart Our Business Startups Act.

THIS INVESTMENT INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD PURCHASE ONLY IF YOU CAN AFFORD A COMPLETE LOSS OF YOUR INVESTMENT. SEE THE SECTION ENTITLED “RISK FACTORS” HEREIN ON PAGE 11.

	Number of Shares	Offering Price	Underwriting Discounts & Commissions	Proceeds to the Company
Per Share	1	$0.05	$0.00	$0.05
Minimum	600,000	$30,000	$0.00	$30,000
50% of Maximum	3,000,000	$150,000	$0.00	$150,000
Maximum	6,000,000	$300,000	$0.00	$300,000

This Prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted. The price of $0.05 per share is a fixed for the duration of this offering.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES, OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED.  AMERICAN BOARDING COMPANY MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHISE THE OFFER OR SALE IS NOT PERMITTED.

American Boarding Company does not plan to use this offering prospectus before the effective date.

The date of this Prospectus is ______________, 2012.

PART I: INFORMATION REQUIRED IN PROSPECTUS

AMERICAN BOARDING COMPANY

358 FRANKFORT STREET

DALY CITY, CALIFORNIA 94014

(415) 586-8100

SUMMARY OF PROSPECTUS

You should read the following summary together with the more detailed business information, financial statements and related notes that appear elsewhere in this prospectus. In this prospectus, unless the context otherwise denotes, references to “we,” “us,” “our” and “Company” refer to “American Boarding Company”.

General Information about the Company

American Boarding Company is a development stage company formed in the state of Delaware on January 27, 2012 with a principal business objective of acquisition, design, development, lease, and management services of student housing communities located within close proximity of colleges and universities in the United States.  The Company is based in the San Francisco area and we plan to purchase our initial property in close proximity to one of the many universities and colleges located in this area.

ABC plans to capitalize on the down-turn in real estate market while taking advantage of the increasing rental housing market.  Even though the housing market has sustained an average of 30% decline in market value, the student housing rental income has remained steady. Meanwhile lending rates have been lowest in decades.

Our principal business is to be a provider of housing communities and services through understanding and commitment to our residents, partner universities, and our investors. Our team is our strength through a dedication to excellence and integrity. We are led by the commitment, expertise and innovation of our team. We plan to achieve our mission by providing quality, unique collegiate housing, real estate development services and property management solutions.

American Boarding Company is a development stage company that has not commenced its planned principal operations to date.  The Company has not had any revenues and does not have any clients.  American Boarding Company plans to launch its full scale real estate based plan immediately upon receiving funds from our offering.  Operations to date have been devoted primarily to start-up and development activities, which include the following:

1.

Development of the business plan;

2.

Identified potential property acquisitions;

3.

Completed due diligence on renovation and building improvements

4.

Adopted marketing strategy and target market segmentation;

5.

Reviewed contractors for renovations.

The Company believes that raising $300,000 through the sale of common equity is sufficient for the company to become operational and sustain operations through the next twelve (12) months. The capital we are raising has been budgeted to purchase an initial property, perform property improvements, manage supporting services, and become a fully reporting company.  Unfortunately, there can be no assurance that the actual expenses incurred will not materially exceed our estimates or that cash flow from services will be adequate to maintain our business. As a result, our independent auditors have expressed substantial doubt about our ability to continue as a going concern in the independent auditors’ report to the financial statements included in the registration statement.

American Boarding Company currently has two officers and directors. These individuals allocate time and personal resources to American Boarding Company on a part-time basis and they each devote approximately 10 hours a week to the Company.  Once the public offering is closed, Mr. Raafat and Mr. Noorkayhani plan to spend the time necessary to oversee; the purchase of a property, building improvements, develop sales and marketing material, marketing responsibilities, and direct the primary operations of the business.

As of the date of this prospectus, American Boarding Company has 8,500,000 shares of $0.001 par value common stock issued and outstanding.

American Boarding Company has administrative offices located at 358 Frankfort Street, Daly City, California 94014.  Mr. Noorkayhani, an officer and director of the Company, provides the office free of charge and no lease exists.  We consider our current principal office space arrangement adequate and Mr. Noorkayhani has verbally agreed to provide this space until such a time as future growth of the Company warrants additional needs.

American Boarding Company’s fiscal year end is December 31.

The Company is an emerging growth company under the Jumpstart Our Business Startups Act.

The Company shall continue to be deemed an emerging growth company until the earliest of--

(A) the last day of the fiscal year of the issuer during which it had total annual gross revenues of $1,000,000,000 (as such amount is indexed for inflation every 5 years by the Commission to reflect the change in the Consumer Price Index for All Urban Consumers published by the Bureau of Labor Statistics, setting the threshold to the nearest 1,000,000) or more;

(B) the last day of the fiscal year of the issuer following the fifth anniversary of the date of the first sale of common equity securities of the issuer pursuant to an effective registration statement under this title;

(C) the date on which such issuer has, during the previous 3-year period, issued more than $1,000,000,000 in non-convertible debt; or

(D) the date on which such issuer is deemed to be a ‘large accelerated filer’, as defined in section 240.12b-2 of title 17, Code of Federal Regulations, or any successor thereto.’.

As an emerging growth company the company is exempt from Section 404(b) of Sarbanes Oxley.   Section 404(a) requires Issuers to publish information in their annual reports concerning the scope and adequacy of the internal control structure and procedures for financial reporting. This statement shall also assess the effectiveness of such internal controls and procedures.

Section 404(b) requires that the registered accounting firm shall, in the same report, attest to and report on the assessment on the effectiveness of the internal control structure and procedures for financial reporting.

 As an emerging growth company the company is exempt from Section 14A and B of the Securities Exchange Act of 1934 which require the shareholder approval of executive compensation and golden parachutes.

The Company has irrevocably opted out of the extended transition period for complying with new or revised accounting standards pursuant to Section 107(b) of the Act.

The Offering

The following is a brief summary of this offering.  Please see the “Plan of Distribution” section for a more detailed description of the terms of the offering.

Securities Being Offered:	American Boarding Company is offering, on a best-efforts, self-underwritten basis, a minimum of 600,000 and a maximum of 6,000,000 shares of its common stock.

Offering Price per Share:	$.05

Offering Period:

The shares are being offered for a period not to exceed 180 days.  There is no minimum number of shares required to be purchased.  If the Minimum Offering is not achieved within 180 days of the date of this prospectus, all subscription funds from the escrow account will be returned to investors promptly without interest (since the funds are being held in a non-interest bearing account) or deduction of fees.  The offering may terminate on the earlier of: (i) the date when the sale of all 6,000,000 shares is completed, (ii) anytime after the minimum offering of 600,000 shares of common stock is achieved, or (iii) 180 days from the effective date of this document.  The Company shall have the right, in its sole discretion, to extend the initial offering period an additional 180 days.

Escrow Account:

The subscription proceeds from the sale of the shares in this offering will be payable to “Law Offices of Harold P. Gewerter, Esq., Ltd., Client Trust Account f/b/o American Boarding Company” and will be deposited in a non-interest bearing law office trust bank account until the Minimum Offering proceeds are raised.  No interest will be available for payment to either to the Company or the investors (since the funds are being held in a non-interest bearing account).  All subscription funds will be held in trust pending the achievement of the Minimum Offering and no funds shall be released to American Boarding Company such a time as the minimum proceeds are raised (see the section titled "Plan of Distribution" herein).  Any additional proceeds received after the minimum offering is achieved will be immediately released to the Company by the Escrow Agent, Law Offices of Harold P. Gerwerter, Esq., Ltd.  Release of the funds to the Company is based upon our escrow agent, Law Offices of Harold P. Gewerter, Esq. Ltd., reviewing the records of the depository institution holding the escrow to verify that that the checks have cleared prior to releasing the funds to the Company.  Written notice will be mailed to each investor that the minimum offering amount has been received and the offering proceeds have been distributed to the Company.  All subscription agreements and checks should be delivered to Law Offices of Harold P. Gewerter, Esq., Ltd.  Failure to do so will result in checks being returned to the investor who submitted the check. American Boarding Company’s escrow agent, Law Offices of Harold P. Gewerter, Esq., Ltd., acts as legal counsel for American Boarding Company and is therefore not an independent third party.

If the Minimum Offering is not achieved within 180 days of the date of this prospectus, all subscription funds from the escrow account will be returned to investors promptly without interest (since the funds are being held in a non-interest bearing account) or deduction of fees.

Net Proceed to Company:	$300,000

Use of Proceeds:	We intend to use the proceeds to expand our business operations.

Number of Shares Outstanding
Before the Offering:	8,500,000 common shares

Number of Shares Outstanding
After the Offering:	14,500,000 common shares

The offering price of the common stock bears no relationship to any objective criterion of value and has been arbitrarily determined. The price does not bear any relationship to American Boarding Company assets, book value, historical earnings, or net worth.

American Boarding Company will apply the proceeds from the offering to pay for a multi-bedroom property, building improvements, computer equipment, marketing, website design, accounting fees, legal and professional fees, office supplies, and other administrative related costs.

The Company has not presently secured an independent stock transfer agent. American Boarding Company has identified several agents to retain that will facilitate the processing of the certificates upon closing of the offering.  The Company will deliver stock certificates attributable to shares of common stock purchased directly to the purchasers within ninety (90) days of the close of the offering, or as soon thereafter as practicable.

The purchase of the common stock in this offering involves a high degree of risk. The common stock offered in this prospectus is for investment purposes only and currently no market for American Boarding Company common stock exists. Please refer to the sections herein titled “Risk Factors” and “Dilution” before making an investment in this stock.

SUMMARY FINANCIAL INFORMATION

The following tables set forth summary financial data derived from American Boarding Company’s financial statements.  Table A is the Audited Statement of Operations for the period from inception (January 27, 2012) to March 31, 2012.  Table B is the Unaudited Statements of Operations for the three months ended September 30, 2012, the six months ended September 30, 2012, and the period from inception (January 27, 2012) through September 30, 2012.   The accompanying notes are an integral part of these financial statements and should be read in conjunction with the financial statements, related notes and other financial information included in this prospectus.

As shown in the financial statements accompanying this prospectus, American Boarding Company has had no revenues to date and has incurred only losses since its inception.  The Company has had no operations and has been issued a “going concern” opinion from our accountants, based upon the Company’s reliance upon the sale of our common stock as the sole source of funds for our future operations.

(Balance of the Page Intentionally Left Blank)

Table: Audited Statements of operations data

American Boarding Company
(A Development Stage Enterprise)
STATEMENT OF OPERATION

January 27, 2012
(inception)
through
March 31, 2012

Revenues	$-

Operating Expenses
General and administrative	923
Outside Contractors	4,845
Total operating expenses	5,768

Net loss from operations	(5,768)

Income taxes	-

NET LOSS	$(5,768)

BASIC AND DILUTED LOSS PER SHARE	$(0.00)

WEIGHTED AVERAGE NUMBER OF
SHARES OUTSTANDING	8,500,000

Table B: Unaudited Statements of Operations data

American Boarding Company
(A Development Stage Enterprise)
STATEMENTS OF OPERATIONS

	For the Three Months Ended September 30,	For the six Months Ended September 30,	January 27, 2012 (inception) Through September 30
	2012	2012	2012
	(unaudited)	(unaudited)	(unaudited)

Revenues	$ -	$ -	$ -

EXPENSES
Operating Expenses
Professional/Legal Fees	750	4,750	4,750
General and administrative	356	1,050	1,973
Outside Contractors	-		4,845
Total operating expenses	1,106	5,800	11,568

Net loss from operations	(1,106)	(5,800)	(11,568)

Other income (expense)
Interest expense	-	-	-
Income taxes	-	-	-

NET LOSS	$ (1,106)	$ (5,800)	$ (11,568)

BASIC AND DILUTED LOSS PER SHARE	$ (0.00)	$ (0.00)

WEIGHTED AVERAGE NUMBER OF
SHARES OUTSTANDING	8,500,000	8,500,000

RISK FACTORS

An investment in these securities involves an exceptionally high degree of risk and is extremely speculative in nature. Following are what we believe are all of the material risks involved if you decide to purchase shares in this offering.

RISKS ASSOCIATED WITH OUR COMPANY:

FARSHID RAAFAT, AN OFFICE AND DIRECTOR AND REZA NOOKAYHANI AN OFFICER AND DIRECTOR OF THE COMPANY, EACH CURRENTLY DEVOTE APPROXIMATELY 10 HOURS PER WEEK TO COMPANY MATTERS AND ALL OTHER MANAGEMENT DEVOTES APPROXIMATELY 5 HOURS PER WEEK TO COMPANY MATTERS. ONCE THE PUBLIC OFFERING IS CLOSED, MR. RAAFAT AND MR. NOOKAYHANI PLAN TO SPEND THE TIME NECESSARY TO RUN THE MARKETING CAMPAIGN AND DIRECT THE PRIMARY OPERATIONS OF THE BUSINESS.  THEY DO NOT HAVE ANY PUBLIC COMPANY EXPERIENCE AND ARE INVOLVED IN OTHER BUSINESS ACTIVITIES.  THE COMPANY'S NEEDS COULD EXCEED THE AMOUNT OF TIME OR LEVEL OF EXPERIENCE THEY MAY HAVE.  THIS COULD RESULT IN HIS INABILITY TO PROPERLY MANAGE COMPANY AFFAIRS, RESULTING IN OUR REMAINING A START-UP COMPANY WITH NO REVENUES OR PROFITS.

Our business plan does not provide for the hiring of any additional employees on a full-time basis until revenue will support the expense.  Until that time, the responsibility of developing the company's business, offering and selling of the shares through this prospectus, and fulfilling the reporting requirements of a public company all fall upon Mr. Raafat and Mr. Noorkayhani.  While they do have business experience including management, they do not have experience in a public company setting, including serving as a principal accounting officer or principal financial officer. We have not formulated a plan to resolve any possible conflict of interest with their other business activities. In the event they are unable to fulfill any aspect of their duties to the company we may experience a shortfall or complete lack of revenue resulting in little or no profits and eventual closure of the business.

FARSHID RAAFAT AND REZA NOORKAYHANI’S LACK OF EXPERIENCE IN MANAGEMENT OF REPORTING COMPANIES

Mr. Raafat and Mr. Noorkayhani do not have experience in running a public company that is a reporting company with the Securities and Exchange Commission. This lack of experience may cause delayed filings; this increases the risk of being delisted by FINRA because of late filings, and this may result in being subjected to civil penalties and having the market price of the Company’s common stock decrease in value due to these and other factors related to lack of experience with reporting companies.  The Company will not be required to provide management’s report on the effectiveness of our internal controls over financial reporting until our second annual report.  In addition, the Company will be exempt from the auditor attestation requirements concerning any such report so long as we are a smaller reporting company.

THE COMPANY'S OFFICERS AND DIRECTORS MAY NOT BE IN A POSITION TO DEVOTE A

MAJORITY OF THEIR TIME TO THE COMPANY, WHICH MAY RESULT IN PERIODIC INTERRUPTIONS AND EVEN BUSINESS FAILURE.

Mr. Raafat an officer and director and Mr. Noorkayhani an officer and director both have other business interests and currently each devotes approximately 10 hours per week to our operations.  If Mr. Raafat and Mr. Noorkayhani are not able to devote sufficient time to run the Company, it may result in periodic interruptions in developing our business.  We have not formulated a plan to resolve any possible conflicts of interest or if they are unable to fulfill any aspects of their duties to the Company which could have a significant negative effect on the success.

OUR OPERATING RESULTS MAY PROVE UNPREDICTABLE WHICH MAY IMPACT THE COMPANY AND THE VALUE OF THE INVESTMENT

Our operating results are likely to fluctuate significantly in the future due to a variety of factors, many of which we have no control over.  Factors that may cause our operating results to fluctuate significantly include: our inability to generate enough working capital from future revenues, our ability to hire key personnel and Mr. Raafat and Mr. Noorkayhani’s time allocation to further the business.  After we launch our business the factors include: the level of acceptance by the public, competitive landscape with competitors and general economic conditions.

SINCE WE ARE A DEVELOPMENT STAGE COMPANY, THE COMPANY HAS GENERATED NO REVENUES AND DOES NOT HAVE AN OPERATING HISTORY; AN INVESTMENT IN THE SHARES OFFERED HEREIN IS HIGHLY RISKY AND COULD RESULT IN A COMPLETE LOSS OF YOUR INVESTMENT IF WE ARE UNSUCCESSFUL IN OUR BUSINESS PLANS.

The Company was incorporated on January 27, 2012; we have not yet commenced our full scale business operations and we have not yet realized any revenues. We have minimal operating history upon which an evaluation of our future prospects can be made. Based upon current plans, we expect to incur operating losses in future periods as we incurred significant expenses associated with the initial startup of our business. Further, we cannot guarantee that we will be successful in realizing revenues or in achieving or sustaining positive cash flow at any time in the future. Any such failure could result in the possible closure of our business or force us to seek additional capital through loans or additional sales of our equity securities to continue business operations, which would dilute the value of any shares you purchase in this offering.

RISKS RELATED TO OUR FINANCIAL CONDITION AND CAPITAL REQUIREMENTS

AUDITOR’S GOING CONCERN

As shown in the financial statements accompanying this prospectus, American Boarding Company has had no revenues to date and has incurred only losses since its inception.  The Company has had no operations and has been issued a “going concern” opinion from our accountants, based upon the Company’s reliance upon the sale of our common stock as the sole source of funds for our future operations.

WE DO NOT YET HAVE ANY SUBSTANTIAL ASSETS AND ARE TOTALLY DEPENDENT UPON THE PROCEEDS OF THIS OFFERING TO FULLY FUND OUR BUSINESS.  IF WE DO NOT SELL THE SHARES IN THIS OFFERING WE WILL HAVE TO SEEK ALTERNATIVE FINANCING TO COMPLETE OUR BUSINESS PLANS OR ABANDON THEM.

American Boarding Company has limited capital resources. To date, the Company has funded its operations from limited funding, has not generated revenues and has accumulated losses in the amount of $5,768 as of audit date March 31, 2012.  Unless American Boarding Company begins to generate sufficient revenues to finance operations as a going concern, American Boarding Company may experience liquidity and solvency problems.  Such liquidity and solvency problems may force American Boarding Company to cease operations if additional financing is not available. No known alternative resources of funds are available to American Boarding Company in the event it does not have adequate proceeds from this offering. However, American Boarding Company believes that the net proceeds of the Offering will be sufficient to satisfy the launch and operating requirements for the next twelve months.

WE CANNOT PREDICT WHEN OR IF WE WILL PRODUCE REVENUES, WHICH COULD RESULT IN A TOTAL LOSS OF YOUR INVESTMENT IF WE ARE UNSUCCESSFUL IN OUR BUSINESS PLANS.

We have not generated any revenue to date from operations. In order for us to continue with our plans and operating our business, we must raise our initial capital through this offering. The timing of the completion of the milestones needed to commence operations and generate revenues is contingent on the success of this offering. There can be no assurance that we will generate revenues or that revenues will be sufficient to maintain our business. As a result, you could lose all of your investment if you decide to purchase shares in this offering and we are not successful in our proposed business plans.

OUR CONTINUED OPERATIONS DEPEND ON THE MARKETS ACCEPTANCE OF OUR PLANNED STUDENT HOUSING SERVICES. IF THE MARKET DOES NOT FIND OUR SERVICES DESIRABLE AND SUITABLE FOR THEIR USE AND WE CANNOT ESTABLISH OUR PLANNED OBJECTIVES, WE MAY NOT BE ABLE TO GENERATE ANY REVENUES, WHICH COULD RESULT IN A FAILURE OF OUR BUSINESS AND A LOSS OF ANY INVESTMENT YOU MAKE IN OUR SHARES.

The ability to offer services that the market accepts and is willing to use is critically important to our success. We cannot be certain that the services we offer will be accepted by the market.  As a result, there may not be any demand and our revenue stream could be limited and we may never realize any revenues. In addition, there are no assurances that the Company will generate revenues in the future even if we alter our marketing efforts and pursue alternative revenue generating services in the future.

THE LOSS OF THE SERVICES OF FARSHID RAAFAT AND REZA NOORKAYHANI COULD SEVERELY IMPACT OUR BUSINESS OPERATIONS AND FUTURE DEVELOPMENT OF OUR BUSINESS MODEL, WHICH COULD RESULT IN A LOSS OF REVENUES AND YOUR INABILITY TO EVER SELL ANY SHARES YOU PURCHASE IN THIS OFFERING.

Our performance is substantially dependent upon the professional expertise of our President, Mr. Farshid Raafat and our Chief Financial Officer Mr. Reza Noorkayhani. If they were unable to perform their services, this loss of the services could have an adverse effect on our business operations, financial condition and operating results if we are unable to replace them with other individuals qualified to develop and market our services. The loss of their services could result in a loss of revenues, which could result in a reduction of the value of any shares you purchase in this offering.

THE SOCIAL NETWORKING MARKETPLACE IS HIGHLY COMPETITIVE. IF WE CAN NOT DEVELOP AND MARKET DESIRABLE SERVICES THAT THE MARKET AND INDIVIDUALS ARE WILLING TO USE, WE WILL NOT BE ABLE TO COMPETE SUCCESSFULLY, OUR BUSINESS MAY BE ADVERSELY AFFECTED AND WE MAY NEVER BE ABLE TO GENERATE ANY REVENUES.

American Boarding Company has many potential competitors in the web based social networking marketplace.  We consider the competition is competent, experienced, and they have greater financial and marketing resources than we do at the present. Our ability to compete effectively may be adversely affected by the ability of these competitors to devote greater resources to the marketing of their services than are available to us.

Some of the Company’s competitors also offer a wider range of services; have greater name recognition and more extensive customer bases than the Company.  These competitors may be able to respond more quickly to new or changing opportunities, undertake more extensive marketing activities, and adopt more aggressive pricing policies than the Company.  Moreover, current and potential competitors have established or may establish cooperative relationships among themselves or with third parties to enhance their visibility.  The Company expects that new competitors or alliances among competitors have the potential to emerge and may acquire significant market share.  Competition existing, and future competitors could result in an inability to secure adequate revenue generating services sufficient to support American Boarding Company’s endeavors.  American Boarding Company cannot be assured that it will be able to compete successfully against present or future competitors or that the competitive pressure it may face will not force it to cease operations.  As a result, you may never be able to liquidate or sell any shares you purchase in this offering.

AMERICAN BOARDING COMPANY MAY NOT BE ABLE TO ATTAIN PROFITABILITY WITHOUT ADDITIONAL FUNDING, WHICH MAY BE UNAVAILABLE.

American Boarding Company has limited capital resources. Unless American Boarding Company begins to generate sufficient revenues to finance operations as a going concern, American Boarding Company may experience liquidity and solvency problems. Such liquidity and solvency problems may force American Boarding Company to cease operations if additional financing is not available. No known alternative resources of funds are available to American Boarding Company in the event it does not have adequate proceeds from this offering. However, American Boarding Company believes that the net proceeds of the Offering will be sufficient to satisfy the start-up and operating requirements for the next twelve months.

RISKS ASSOCIATED WITH THIS OFFERING

WE ARE SELLING THIS OFFERING WITHOUT AN UNDERWRITER AND MAY BE UNABLE TO SELL ANY SHARES. UNLESS WE ARE SUCCESSFUL IN SELLING THE SHARES AND RECEIVING THE PROCEEDS FROM THIS OFFERING, WE MAY HAVE TO SEEK ALTERNATIVE FINANCING TO IMPLEMENT OUR BUSINESS PLANS AND YOU WOULD RECEIVE A RETURN OF YOUR ENTIRE INVESTMENT.

This offering is self-underwritten, that is, we are not going to engage the services of an underwriter to sell the shares; we intend to sell them through our officers and directors, who will receive no commissions. They will offer the shares to friends, relatives, acquaintances and business associates; however, there is no guarantee that they will be able to sell any of the shares. In the event we do not sell at least the minimum all of the shares before the expiration date of the offering, all funds raised will be promptly returned to the investors, without interest or deduction.

DUE TO THE LACK OF A TRADING MARKET FOR OUR SECURITIES, YOU MAY HAVE DIFFICULTY SELLING ANY SHARES YOU PURCHASE IN THIS OFFERING.

There is presently no demand for our common stock and no public market exists for the shares being offered in this prospectus. We plan to contact a market maker immediately following the effectiveness of this Registration Statement and apply to have the shares quoted on the OTC Electronic Bulletin Board (OTCBB). The OTCBB is a regulated quotation service that displays real-time quotes, last sale prices and volume information in over-the-counter (OTC) securities. The OTCBB is not an issuer listing service, market or exchange. Although the OTCBB does not have any listing requirements per se, to be eligible for quotation on the OTCBB, issuers must remain current in their filings with the SEC or applicable regulatory authority. Market Makers are not permitted to begin quotation of a security whose issuer does not meet this filing requirement. Securities already quoted on the OTCBB that become delinquent in their required filings will be removed following a 30 or 60 day grace period if they do not make their required filing during that time. We cannot guarantee that our application will be accepted or approved and our stock listed and quoted for sale. As of the date of this filing, there have been no discussions or understandings between American Boarding Company or anyone acting on our behalf with any market maker regarding participation in a future trading market for our securities. If no market is ever developed for our common stock, it will be difficult for you to sell any shares you purchase in this offering. In such a case, you may find that you are unable to achieve any benefit from your investment or liquidate your shares without considerable delay, if at all. In addition, if we fail to have our common stock quoted on a public trading market, your common stock will not have a quantifiable value and it may be difficult, if not impossible, to ever resell your shares, resulting in an inability to realize any value from your investment.

PURCHASERS IN THIS OFFERING WILL HAVE NO OR LIMITED CONTROL OVER DECISION MAKING BECAUSE THE COMPANY’S OFFICERS AND DIRECTORS AND PARAMOUNT CAPITAL INC. CONTROL A MAJORITY OF THE ISSUED AND OUTSTANDING COMMON STOCK.

The principal shareholders of American Boarding Company are Mr. Farshid Raafat who serves as the Chief Executive Officer, President, and Director and beneficially owns 16% of the outstand common stock at the present time.  Mr. Reza Noorkayhani who serves as the Chief Financial Officer, Secretary, Treasurer, and Director beneficially owns 16% of the outstanding common stock at the present time and Paramount Capital Inc beneficially owns 43% of the outstanding common stock at the present time.  Collectively, this amounts to 75% of the outstand common stock at the present time and as a result of such ownership, investors in this offering will have limited control over matters requiring approval by our security holders, including the election of directors.  Upon the sale of the common stock offered hereby, the investors in this offering will experience an immediate and substantial “dilution.”  Additional sales of American Boarding Company common stock in the future could result in further dilution. Assuming the minimum amount of shares of this offering is sold, they would retain 70.05% ownership in our common stock.  In the event the maximum offering is attained, they will own 43.97% of our outstanding common stock.  This concentrated control may also make it difficult for our stockholders to receive a premium for their shares of our common stock in the event the Company enters into transactions which require stockholder approval.  In addition, certain provisions of Delaware law could have the effect of making it more difficult or more expensive for a third party to acquire, or of discouraging a third party from attempting to acquire, control of the Company.  This concentration of ownership limits the power to exercise control by the minority shareholders.  Please refer to the section titled “Dilution” herein.

WE WILL INCUR ONGOING COSTS AND EXPENSES FOR SEC REPORTING AND COMPLIANCE.  WITHOUT REVENUE WE MAY NOT BE ABLE TO REMAIN IN COMPLIANCE, MAKING IT DIFFICULT FOR INVESTORS TO SELL THEIR SHARES, IF AT ALL.

Our business plan allows for the estimated $12,600 cost of this Registration Statement to be paid from proceeds raised. We plan to contact a market maker immediately following the effectiveness of this Registration Statement and apply to have the shares quoted on the OTC Electronic Bulletin Board. To be eligible for quotation on the OTCBB, issuers must remain current in their filings with the SEC. Market Makers are not permitted to begin quotation of a security whose issuer does not meet this filing requirement. Securities already quoted on the OTCBB that become delinquent in their required filings will be removed following a 30 or 60 day grace period if they do not make their required filing during that time. In order for us to remain in compliance we will require future revenues to cover the cost of these filings, which could comprise a substantial portion of our available cash resources. If we are unable to generate sufficient revenues to remain in compliance it may be difficult for you to resell any shares you may purchase, if at all.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS.

This prospectus contains forward-looking statements about American Boarding Company business, financial condition, and prospects that reflect American Boarding Company management’s assumptions and beliefs based on information currently available. American Boarding Company can give no assurance that the expectations indicated by such forward-looking statements will be realized. If any of American Boarding Company assumptions should prove incorrect, or if any of the risks and uncertainties underlying such expectations should materialize, the actual results may differ materially from those indicated by the forward-looking statements.

The key factors that are not within American Boarding Company’s control and that may have a direct bearing on operating results include, but are not limited to, real estate market fluctuations, revenues generated sufficient to sustain operations, management’s ability to raise capital in the future, the retention of key employees and changes in regulations in which American Boarding Company operates.

There may be other risks and circumstances that management may be unable to predict to sustain operations. When used in this prospectus, words such as, “believes,” “expects,” “intends,” “plans,” “anticipates,” “estimates” and similar expressions are intended to identify and qualify forward-looking statements, although there may be certain forward-looking statements not accompanied by such expressions.

USE OF PROCEEDS

The following Use of Proceeds is based on estimates made by management.  The Company planned the Use of Proceeds after deducting estimated offering expenses estimated to be $12,600.  Management prepared the milestones based on three levels of offering raise success: Minimum Offering proceeds raised of $30,000, 50% of the Maximum Offering proceeds raised ($150,000), and the Maximum Offering proceeds raised of $300,000 through the offering.  The costs associated with operating as a public company are included in all our budgeted scenarios and management is responsible for the preparation of the required documents to keep the costs to a minimum.

Minimum Offering proceeds raised of $30,000 is budgeted to sustain operations for a twelve-month period.  The minimum amount is sufficient to keep the Company current with its public listing status costs with very nominal funds remaining for furthering the business of the Company.  If the Company were to raise 50% of the Maximum Offering then we would be able to implement our business plan and purchase a property with 2-3 bedrooms.  In the event we are successful in raising the Maximum Offering of $300,000; this will enable the Company to implement our business plan and purchase a property with 4-5 bedrooms.  If we begin to generate profits, we will increase our marketing and sales activity accordingly.  We estimate occupancies to begin approximately six months following closing of the offering.

American Boarding Company intends to use the proceeds from this offering as follows:

	Minimum		50% of Maximum		Maximum
Application of Proceeds	$	% of total	$	% of total	$	% of total

Total Offering Proceeds	30,000	100.00	150,000	100.00	300,000	100.00

Offering Expenses
Legal & Professional Fees	7,500	25.00	7,500	5.00	7,500	2.50
Accounting Fees	3,500	11.67	3,500	2.33	3,500	1.17
Edgar Fees	800	2.67	800	0.53	800	0.27
Blue-sky fees	800	2.67	800	0.53	800	0.27
Total Offering Expenses	12,600	42.00	12,600	8.40	12,600	4.20

Net Proceeds from Offering	17,400	58.00	137,400	91.60	287,400	95.80

Use of Net Proceeds
Accounting Fees	8,300	27.67	8,300	5.53	8,300	2.77
Legal and Professional Fees	5,000	16.67	5,000	3.33	5,000	1.67
Building Improvements	0	0.00	5,000	3.33	40,000	13.33
Equipment-Purchase/Lease	0	0.00	3,000	2.00	15,000	5.00
Sales and Marketing	1,600	5.33	3,000	2.00	3,000	1.00
Office Supplies	500	1.67	2,000	1.33	2,000	0.67
Property Purchase	0	0.00	102,600	68.40	204,100	68.03
Salaries/Contractors *	0	0.00	6,000	4.00	6,000	2.00
Website Design	1,000	3.33	1,000	0.67	1,000	0.33
Working Capital **	1,000	3.33	1,500	1.00	3,000	1.00
Total Use of Net Proceeds	17,400	58.00	137,400	91.60	287,400	95.80

Total Use of Proceeds	30,000	100.00	150,000	100.00	300,000	100.00

Notes:

* The category of Salaries/Contractors is allocated for the purpose of paying potential contractor services.  None of the proceeds allocated in this category are intended to pay the CEO or CFO or any other member of the management team listed in the section titled “Background and Management”.

** The category of General Working Capital may include, but is not limited to, postage, telephone services, overnight delivery services and other general operating expenses.

The foregoing represents our best estimate of the allocation of the proceeds of this offering based on planned use of funds for the our operations and current objectives. All funds received from the offering in excess of the minimum, but less than the maximum, will be distributed to the categories based on the percentages listed in the table above.  Any line item amounts not expended completely shall be held in reserve as working capital and subject to reallocation to other line item expenditures as required for ongoing operations.

DETERMINATION OF OFFERING PRICE

The offering price of the common stock has been arbitrarily determined and bears no relationship to any objective criterion of value. The price does not bear any relationship to American Boarding Company’s assets, book value, historical earnings, or net worth. In determining the offering price, management considered such factors as the prospects, if any, for similar companies, anticipated results of operations, present financial resources and the likelihood of acceptance of this offering.

DILUTION OF THE PRICE YOU PAY FOR YOUR SHARES

Dilution figures based on Audited Financial Statements dated March 31, 2012

“Dilution” represents the difference between the offering price of the shares of common stock and the net book value per share of common stock immediately after completion of the offering. “Net Book Value” is the amount that results from subtracting total liabilities from total assets. In this offering, the level of dilution is increased as a result of the relatively low book value of American Boarding Company’s issued and outstanding stock. This is due in part because of the common stock issued to the American Boarding Company officer, director, and employee totaling 8,500,000 shares at par value $0.001 per share versus the current offering price of $0.05 per share.  American Boarding Company net book value on March 31, 2012 was $2,732.

If the Minimum Offering is sold, there will be 9,100,000 Shares of Common Stock outstanding.  American Boarding Company net book value will be approximately $0.00221 per share. Therefore, any investor will incur an immediate and substantial dilution of approximately $0.04779 per share while the American Boarding Company present stockholder will receive an increase of $0.00189 per share in the net tangible book value of the shares that he holds. This will result in a 95.58% dilution for purchasers of stock in this offering.

If the 50% of the Maximum Offering is sold, there will be 11,500,000 Shares of Common Stock outstanding.  American Boarding Company net book value will be approximately $0.01219 per share. Therefore, any investor will incur an immediate and substantial dilution of approximately $0.03781 per share while the American Boarding Company present stockholder will receive an increase of $0.01187 per share in the net tangible book value of the shares that he holds. This will result in a 75.62% dilution for purchasers of stock in this offering.

If the Maximum Offering is sold, there will be 14,500,000 Shares of Common Stock outstanding.  American Boarding Company net book value will be approximately $0.02001 per share. Therefore, any investor will incur an immediate and substantial dilution of approximately $0.02999 per share while the American Boarding Company present stockholder will receive an increase of $0.01969 per share in the net tangible book value of the shares that he holds. This will result in a 59.98% dilution for purchasers of stock in this offering.

This table represents a comparison of the price paid by purchasers of the common stock in this offering and the individual who purchased shares in American Boarding Company previously:

	Minimum	Maximum	Maximum
	Offering	Offering	Offering
		50%	100%

Book Value Per Share Before the Offering	$0.00032	0.00032	0.00032

Book Value Per Share After the Offering (1)	$0.00221	0.01219	0.02001

Net Increase to Original Shareholders	$0.00189	0.01187	0.01969

Decrease in Investment to New Shareholders	$0.04779	0.03781	0.02999

Dilution to New Shareholders (%)	95.58%	75.62%	59.98%

Note:

(1)

Calculations based on after deducting Offering Expenses estimated in aggregate, at $12,600.

Dilution figures based on Unaudited Financial Statements dated September 30, 2012

“Dilution” represents the difference between the offering price of the shares of common stock and the net book value per share of common stock immediately after completion of the offering. “Net Book Value” is the amount that results from subtracting total liabilities from total assets. In this offering, the level of dilution is increased as a result of the relatively low book value of American Boarding Company’s issued and outstanding stock. This is due in part because of the common stock issued to the American Boarding Company officer, director, and employee totaling 8,500,000 shares at par value $0.001 per share versus the current offering price of $0.05 per share.   American Boarding Company net book value on September 30, 2012 was $791.

If the Minimum Offering is sold, there will be 9,100,000 Shares of Common Stock outstanding.  American Boarding Company net book value will be approximately $0.00200 per share. Therefore, any investor will incur an immediate and substantial dilution of approximately $0.04800 per share while the American Boarding Company present stockholder will receive an increase of $0.00191 per share in the net tangible book value of the shares that he holds. This will result in a 95.58% dilution for purchasers of stock in this offering.

If the 50% of the Maximum Offering is sold, there will be 11,500,000 Shares of Common Stock outstanding.  American Boarding Company net book value will be approximately $0.01202 per share. Therefore, any investor will incur an immediate and substantial dilution of approximately $0.03798 per share while the American Boarding Company present stockholder will receive an increase of $0.01193 per share in the net tangible book value of the shares that he holds. This will result in a 75.96% dilution for purchasers of stock in this offering.

If the Maximum Offering is sold, there will be 14,500,000 Shares of Common Stock outstanding.  American Boarding Company net book value will be approximately $0.01993 per share. Therefore, any investor will incur an immediate and substantial dilution of approximately $0.03007 per share while the American Boarding Company present stockholder will receive an increase of $0.01984 per share in the net tangible book value of the shares that he holds. This will result in a 60.14% dilution for purchasers of stock in this offering.

This table represents a comparison of the price paid by purchasers of the common stock in this offering and the individual who purchased shares in American Boarding Company previously:

	Minimum	Maximum	Maximum
	Offering	Offering	Offering
		50%	100%

Book Value Per Share Before the Offering	$0.00009	0.00009	0.00009

Book Value Per Share After the Offering (1)	$0.00200	0.01202	0.01993

Net Increase to Original Shareholders	$0.00191	0.01193	0.01984

Decrease in Investment to New Shareholders	$0.04800	0.03798	0.03007

Dilution to New Shareholders (%)	96.00%	75.96%	60.14%

Note:

Calculations based on after deducting Offering Expenses estimated in aggregate, at $12,600

PLAN OF DISTRIBUTION

Offering will be Sold by Our Officers and Directors

This is a self-underwritten offering. This Prospectus is part of a Prospectus that permits our officers and directors to sell the Shares directly to the public, with no commission or other remuneration payable to them for any Shares they sell. There are no plans or arrangements to enter into any contracts or agreements to sell the Shares with a broker or dealer.  After the effective date of this prospectus, Mr. Raafat and Mr. Noorkayhani, the Officers and Directors of the Company, intend to advertise through personal contacts, telephone, and hold investment meetings.  We do not intend to use any mass-advertising methods such as the Internet or print media.  Mr. Raafat and Mr. Noorkayhani will also distribute the prospectus to potential investors at meetings, to their business associates and to friends and relatives who are interested in American Boarding Company as a possible investment.  In offering the securities on our behalf; Mr. Raafat and Mr. Noorkayhani will rely on the safe harbor from broker dealer registration set out in Rule 3a4-1 under the Securities Exchange Act of 1934.

Mr. Raafat and Mr. Noorkayhani will not register as broker-dealers pursuant to Section 15 of the Securities Exchange Act of 1934, in reliance upon Rule 3a4-1, which sets forth the conditions under which a person associated with an Issuer, may participate in the offering of the Issuer's securities and not be deemed to be a broker-dealer.

a.

Mr. Raafat and Mr. Noorkayhani are both officers and directors and are not subject to a statutory disqualification, as that term is defined in Section 3(a)(39)of the Act, at the time of his participation; and

b.

Mr. Raafat and Mr. Noorkayhani are both officers and directors and will not be compensated in connection with their participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities; and

c.

Mr. Raafat and Mr. Noorkayhani are both officers and directors and are not, nor will they be at the time of their participation in the offering, associated persons of a broker-dealer; and

d.

Mr. Raafat Mr. Noorkayhani are both officers and directors and meet the conditions of paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that he (A) primarily performs, or is intended primarily to perform at the end of the offering, substantial duties for or on behalf of our company, other than in connection with transactions in securities; and (B) are not a broker or dealer, or been associated persons of a broker or dealer, within the preceding twelve months; and (C) have not participated in selling and offering securities for any Issuer more than once every twelve months other than in reliance on Paragraphs (a)(4)(i) (a) (4) (iii).

Our officers, directors, control persons and affiliates of same do not intend to purchase any shares in this offering.

Terms of the Offering

American Boarding Company is offering, on a best-efforts, self-underwritten basis, a minimum of 600,000 and a maximum of 6,000,000 shares of its common stock.

American Boarding Company is offering, on a best efforts, self-underwritten basis, a minimum of 600,000 and a maximum of 6,000,000 shares of its common stock at a fixed price of $0.05 per share.  The price of $0.05 per share is fixed for the duration of the offering. There is no minimum number of shares required to be purchased.   This is the initial offering of Common Stock of American Boarding Company and no public market exists for the securities being offered.  The shares are intended to be sold directly through the efforts of Mr. Farshid Raafat, an officer and director and Mr. Reza Noorkayhani, an officer and director of the Company.  No commission or other compensation related to the sale of the shares will be paid to our officers and directors.  Mr. Raafat and Mr. Noorkayhani, intend to advertise through personal contacts, telephone, and hold investment meetings.  We do not intend to use any mass-advertising methods such as the Internet or print media.  Mr. Raafat and Mr. Noorkayhani will also distribute the prospectus to potential investors at meetings, to their business associates and to their friends and relatives who are interested in American Boarding Company as a possible investment.  The shares are being offered for a period not to exceed 180 days.  If the Minimum Offering is not achieved within 180 days of the date of this prospectus, all subscription funds from the escrow account will be returned to investors promptly without interest (since the funds are being held in a non-interest bearing account) or deduction of fees.  The offering may terminate on the earlier of: (i) the date when the sale of all 6,000,000 shares is completed, (ii) anytime after the minimum offering of 600,000 shares of common stock is achieved, or (iii) 180 days from the effective date of this document.  The Company shall have the right, in its sole discretion, to extend the initial offering period an additional 180 days.  For more information, see the section titled “Plan of Distribution” and “Use of Proceeds” herein.

The subscription proceeds from the sale of the shares in this offering will be payable to “Law Offices of Harold P. Gewerter, Esq., Ltd., Client Trust Account f/b/o American Boarding Company” and will be deposited in a non-interest bearing law office trust bank account until the Minimum Offering proceeds are raised.  No interest will be available for payment to either the Company or the investors (since the funds are being held in a non-interest bearing account).  All subscription funds will be held in trust pending the achievement of the Minimum Offering and no funds shall be released to American Boarding Company until such a time as the minimum proceeds are raised (see the section titled "Plan of Distribution" herein).  Any additional proceeds received after the minimum offering is achieved will be immediately released to the Company by the Escrow Agent, Law Offices of Harold P. Gerwerter, Esq., Ltd.  Release of the funds to the Company is based upon our escrow agent, Law Offices of Harold P. Gewerter, Esq. Ltd., reviewing the records of the depository institution holding the escrow to verify that that the checks have cleared prior to releasing the funds to the Company.  Written notice will be mailed to each investor within 5 days that the minimum offering amount has been received and the offering proceeds have been distributed to the Company.  All subscription agreements and checks are irrevocable and should be delivered to Law Offices of Harold P. Gewerter, Esq., Ltd.  Failure to do so will result in checks being returned to the investor who submitted the check. American Boarding Company’s escrow agent, Law Offices of Harold P. Gewerter, Esq., Ltd., acts as legal counsel for American Boarding Company and is therefore not an independent third party.

The officers and directors of the issuer and any affiliated parties thereof will not participate in this offering.

There can be no assurance that all, or any, of the shares will be sold. As of the date of this Prospectus, American Boarding Company has not entered into any agreements or arrangements for the sale of the shares with any broker/dealer or sales agent. However, if American Boarding Company were to enter into such arrangements, American Boarding Company will file a post-effective amendment to disclose those arrangements because any broker/dealer participating in the offering would be acting as an underwriter and would have to be so named in the prospectus.

In order to comply with the applicable securities laws of certain states, the securities may not be offered or sold unless they have been registered or qualified for sale in such states or an exemption from such registration or qualification requirement is available and with which American Boarding Company has complied. The purchasers in this offering and in any subsequent trading market must be residents of such states where the shares have been registered or qualified for sale or an exemption from such registration or qualification requirement is available.  As of the date of this Prospectus, American Boarding Company has identified Nevada, California, Indiana, New York and Michigan as the states where the offering will be sold.

Deposit of Offering Proceeds

The subscription proceeds from the sale of the shares in this offering will be payable to “Law Offices of Harold P. Gewerter, Esq., Ltd., Client Trust Account f/b/o American Boarding Company” (“Trust Account”) and will be deposited in a non-interest bearing law firm trust bank account. All subscription agreements and checks should be delivered to “Law Offices of Harold P. Gewerter, Esq., Ltd., 5536 S. Ft. Apache, Suite 102, Las Vegas, Nevada 89148.  Failure to do so will result in checks being returned to the investor, who submitted the check.  All subscription funds will be held in the Trust Account pending the achievement of the Minimum Offering and no funds shall be released to American Boarding Company until such a time as the minimum proceeds are raised (see the section titled "Plan of Distribution" herein).  Any additional proceeds received after the minimum offering is achieved will be immediately released to the Company by the Escrow Agent, Law Offices of Harold P. Gerwerter, Esq., Ltd.  If the Minimum Offering is not achieved within 180 days of the date of this prospectus, all subscription funds from the escrow account will be returned to investors promptly without interest (since the funds are being held in a non-interest bearing account) or deduction of fees.  All subscription agreements and checks should be delivered to Law Offices of Harold P. Gewerter, Esq., Ltd.  Failure to do so will result in checks being returned to the investor who submitted the check. American Boarding Company’s escrow agent, Law Offices of Harold P. Gewerter, Esq., Ltd., acts as legal counsel for American Boarding Company and is therefore not an independent third party.  The offering may terminate on the earlier of: (i) the date when the sale of all 6,000,000 shares is completed, (ii) anytime after the minimum offering of 600,000 shares of common stock is achieved, or (iii) 180 days from the effective date of this document.  The Company shall have the right, in its sole discretion, to extend the initial offering period an additional 180 days.  The fee of the Escrow Agent is $2,500.00. (See Exhibit 99(b)).

Procedures and Requirements for Subscription

Prior to the effectiveness of the Registration Statement, the Issuer has not provided potential purchasers of the securities being registered herein with a copy of this prospectus.  Investors can purchase common stock in this offering by completing a Subscription Agreement (attached hereto as Exhibit 99(a)) and sending it together with payment in full to “Law Offices of Harold P. Gewerter, Esq., Ltd., Client Trust Account f/b/o American Boarding Company” 5536 S. Ft. Apache, Suite 102, Las Vegas, Nevada 89148.  All payments are required in the form of United States currency either by personal check, bank draft, bank wire, or by cashier’s check. There is no minimum investment by any individual investor of shares required to be purchased.  American Boarding Company reserves the right to either accept or reject any subscription. Any subscription rejected within this 30-day period will be returned to the subscriber within five business days of the rejection date. Furthermore, once a subscription agreement is accepted, it will be executed without reconfirmation to or from the subscriber. Once American Boarding Company accepts a subscription, the subscriber cannot withdraw it.

DESCRIPTION OF SECURITIES

American Boarding Company’s authorized capital stock consists of 90,000,000 shares of common stock with a par value $.001 per share and 10,000,000 shares of preferred stock with a par value of $0.001 per share.

PREFERRED STOCK

American Boarding Company has no current plans to either issue any preferred stock or adopt any series, preferences, or other classification of preferred stock.  As stated in the Articles of Incorporation, the Board of Directors is authorized to (i) provide for the issuance of shares of the authorized preferred stock in series and (ii) by filing a certificate pursuant to the laws of Delaware, to establish from time to time the number of shares to be included in each such series and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof, all without any further vote or action by the stockholders. Any shares of issued preferred stock would have priority over the common stock with respect to dividend or liquidation rights. Any future issuance of preferred stock may have the effect of delaying, deferring, or preventing a change in control of the company without further action by the stockholders and may adversely affect the voting and other rights of the holders of common stock.

The issuance of shares of preferred stock, or the issuance of rights to purchase such shares, could be used to discourage an unsolicited acquisition proposal. For instance, the issuance of a series of preferred stock might impede a business combination by including class voting rights that would enable the holder to block such a transaction, or facilitate a business combination by including voting rights that would provide a required percentage vote of the stockholders. In addition, under certain circumstances, the issuance of preferred stock could adversely affect the voting power of the holders of the common stock. Although the Board of Directors is required to make any determination to issue such stock based on its judgment as to the best interests of stockholders, the Board of Directors could act in a manner that would discourage an acquisition attempt or other transaction that potentially some, or a majority, of the stockholders might believe to be in their best interests or in which stockholders might receive a premium for their stock over the then market price of such stock. The Board of Directors does not at present intend to seek shareholder approval prior to any issuance of currently authorized stock, unless otherwise required by law or stock exchange rules.

COMMON STOCK

American Boarding Company’s authorized capital stock consists of 90,000,000 shares of common stock, with a par value of $0.001 per share.

The holders of our common stock:

1.

Have equal ratable rights to dividends from funds legally available therefore, when, as and if declared by the Board of Directors;

2.

Are entitled to share ratably in all of assets available for distribution to holders of common stock upon liquidation, dissolution, or winding up of corporate affairs;

3.

Do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights; and

4.

Are entitled to one vote per share on all matters on which stockholders may vote.

NON-CUMULATIVE VOTING

Holders of American Boarding Company common stock do not have cumulative voting rights. Cumulative voting rights are described as holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in such event, the holders of the remaining shares will not be able to elect any of American Boarding Company directors.

PREEMPTIVE RIGHTS

No holder of any shares of American Boarding Company stock has preemptive or preferential rights to acquire or subscribe for any shares not issued of any class of stock or any unauthorized securities convertible into or carrying any right, option, or warrant to subscribe for or acquire shares of any class of stock not disclosed herein.

CASH DIVIDENDS

As of the date of this prospectus, American Boarding Company has not paid any cash dividends to stockholders. The declaration of any future cash dividend will be at the discretion of the Board of Directors and will depend upon earnings, if any, capital requirements and financial position, general economic conditions, and other pertinent conditions. American Boarding Company does not intend to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in business operations.

REPORTS

After this offering, American Boarding Company will furnish its shareholders with annual financial reports certified by independent accountants, and may, at its discretion, furnish unaudited quarterly financial reports.

INTEREST OF NAMED EXPERTS AND COUNSEL

None of the below described experts or counsel have been hired on a contingent basis and none of them will receive a direct or indirect interest in the Company.

Our audited financial statements for the period from inception (January 27, 2012) to March 31, 2012 are included in this prospectus.  They were audited by Peter Messineo Certified Public Accountant, a PCAOB Registered Auditor, 1982 Otter Way, Palm Harbor, Florida 34685.  We included the financial statements and report in their capacity as authority and experts in accounting and auditing.

The Law Office of Harold P. Gerwerter Esq., Ltd. 5536 S. Ft. Apache, Suite 102, Las Vegas, Nevada 89148, has passed upon the validity of the shares being offered and certain other legal matters and is representing us in connection with this offering.  The Law Office of Harold P. Gewerter, Esq., Ltd. is the named escrow agent for establishing a non-interest bearing bank account at the branch of Bank of the West and bearing the title set forth on the Information.  The Escrow Agent fee is $2,500.00 and is payable upon establishing the escrow account.

DESCRIPTION OF OUR BUSINESS

General Information

American Boarding Company was incorporated in the State of Delaware on January 27, 2012 under the same name.  Since inception, American Boarding Company has not generated revenues and has accumulated losses in the amount of $5,768 as of audit date March 31, 2012 and has accumulated losses totaling $11,568 from inception (January 27, 2012) through September 30, 2012.  American Boarding Company has never been party to any bankruptcy, receivership or similar proceeding, nor has it undergone any material reclassification, merger, consolidation, purchase or sale of a significant amount of assets not in the ordinary course of business.

American Boarding Company has yet to commence full scale planned operations.  As of the date of this Registration Statement, American Boarding Company has commenced only minimal operations and has not generated revenues. The Company will not be profitable until it derives sufficient revenues and cash flows from services.  American Boarding Company believes that, if it obtains the proceeds from this offering, it will be able to implement the full business plan and conduct business pursuant to the business plan for the next twelve months.

American Boarding Company’s administrative office is located at 358 Frankfort Street, Daly City, California 94014.

American Boarding Company’s fiscal year end is December 31.

Business Overview

American Boarding Company is a real estate based company with a principle business objective of acquisition, design, development, lease, and management services of student housing communities located within close proximity of colleges and universities in the United States.  The Company is based in the San Francisco area and we plan to purchase our initial property in close proximity to one of the many universities and colleges located in this area. There are numerous higher education institutions in the Northern California.  Students attending these universities often are from outside of Bay area communities and as such demand a short term lease of residential housing for the period of which they are attending those schools.  We believe there is a demand to provide the supply of housing to this market by developing and managing such properties through our business strategy.  Schools such as Sonoma State University, University of California Davis and San Mateo Skyline College were initially selected to determine the profitability of our business plan.  These schools were selected due to the fact that all are within 50 miles radius of San Francisco Bay Area.

American Boarding Company plans to capitalize on the down-turn in real estate market while taking advantage of the increasing rental housing market.  Trulia is a leader in reporting earliest available trends in the real estate and rental marketplace in the United States.   Trulia reports that in May 2012 rents accelerated to 6% nationally over a year-to-year comparison and San Francisco lead the nation as rents rose 14.4% in May 2012.  (Source: http://blog.sfgate.com/ontheblock/2012/06/07/national-rents-way-up-will-more-renters-become-buyers Trulia is an online residential real estate site for home buyers, sellers, renters and real estate professionals. It lists properties for sale and rent as well as neighborhood information and community insights).  Meanwhile lending rates have been lowest in decades.

Our plan is to successfully raise the Maximum Offering of $300,000; this will enable the Company to implement our business plan and purchase a property with 4-5 bedrooms.  We have identified an area within three miles of the Sonoma State University campus where several properties are available.  The properties range in price from $306,000 to $382,000 and they have three to five bedrooms. (Source: http://www.zillow.com/homedetails/Rohnert-Park-CA-94928)    Our goal is to purchase a property listed at approximately $344,000 and located within three miles from the Sonoma State University campus as an initial property.  Our objective is to find a home with approximately 2,600 square feet that is a two story structure with five bedrooms and three bathrooms.  Our goal is to purchase a home that is situated on a lot where it has the potential to add two more bedrooms.  We plan to finance a property, or one similar, by paying $204,100 for a down payment and closing costs and finance the balance with a lender.  Based on a purchase price of $344,000 we would be placing approximately a 59% down payment and financing the 41% balance with a lender.  This plan of financing is based on the Company raising $300,000 through our offering.   Please refer to section titled “Use of Proceeds” for the use of proceeds detail.  This level of raise also provides us with the funds to add the additional two bedrooms to a structure which we also have budgeted in the Use of Proceeds.  At this time the Company has no specific property for acquisition.  Therefore, a property as described above is not yet probable as the Company has not entered into any contracts or commitments related to financing or acquisition.

If the Company were to raise 50% of the Maximum Offering ($150,000) we plan to purchase  a smaller property with 2-3  bedrooms.  We plan to purchase a property for approximately $250,000 within a few miles of the Sonoma State University campus.  The Company has budgeted $102,600 for a down payment and closing costs if we raise $150,000.  We have funds budgeted at this level for building improvements, but not to the extent of adding additional rooms to the structure.  Please refer to section titled “Use of Proceeds” for the use of proceeds detail.  Purchasing a property of the type described above will require us to finance no more than 60% and place a down payment including closing costs of 40%.  Management has identified lenders that provide 60% financing, but at this time we have not had any discussions or entered into any contracts or commitments for the financing or an acquisition.

If the Company were to raise only the Minimum Offering of $30,000 then we would further the business of the Company and incorporate the following plan.  We have budgeted this amount to sustain operations for a twelve month period.  Planned operations include keeping current with our public listing status and pursuing the purchase of a property.  Purchasing a property would require us to meet with additional people in an effort to secure the funds for the down payment.  We have identified private lenders and individuals who we would need to borrow funds from for the down payment.  Once we have secured the down payment funds then we would pursue securing a loan for the balance to purchase a property.  Our plan is to purchase the property as described above which includes five bedrooms and three bathrooms.

If we begin to generate profits, we will increase our marketing and sales activity accordingly.  We estimate occupancies to begin approximately six months following closing of the offering.

Our principal business is to be a provider of housing communities and services through understanding and commitment to our residents, partner universities, and our investors. Our team is our strength through planned dedication to excellence and integrity. We are led by the commitment, expertise and innovation of our team. We plan to achieve our mission by providing quality, unique collegiate housing, real estate development services and property management solutions.

Services Offered, Development and Growth Strategy

We have identified the urban areas in proximity to major educational institutions for potential property acquisitions.  Upon receiving funds from our raise; immediate plans are to identify, evaluate, and purchase an initial property with 4-5 bedrooms.  Renovation and building improvements will then be made to the properties tailoring them to students and single resident occupants.  We would then lease out our properties to this segment.  The Company is targeting the San Francisco Bay area for our operation because there are a high demand for student housing as well as single residency occupancy units.  Our officers and management have extensive and comprehensive backgrounds in the San Francisco Bay area real estate market.  Management is also experienced with the State and local government rules and regulations concerning developing and operating such facilities.  Due to high rents charged in populated areas such as San Francisco we believe there is an opportunity to operate a positive cash flow operation and expand those facilities by leveraging our growth in the rental market.

Development

Educate, inform and engage our people on sustainable behaviors and community involvement.

Enable our people to create lasting value through sustainable practices, opportunities and solutions.

Use sustainable community features and programs as residential teaching aids

Due to lack of land to develop new housing and proximity to large and reputable education institutions students’ demand for rental space is very much in demand.  Based on management’s experience and along with due diligence performed by the Company it was determined that there are currently many stressed properties and buildings that have optimum design which can be expanded/renovated/improved and managed into Shared Housing for students.

Target Properties

We will be evaluating and refining sustainability standards in our target communities.

Location is a primary focus of our targeted activities as we plan to focus on real estate properties within close proximity to universities and colleges in the immediate San Francisco area.  Utilizing our management team’s experience; we plan to implement the best practices to locate and then develop older properties into newer updated residences.  Planned capital improvements include enhancing the efficiencies and replacement of outdated and obsolete systems for durability. We plan to provide the latest appointments and amenities which we hope will result in a comfortable and inviting experience for our tenants.

Property Development

We envision American Boarding development properties with a focus toward sustainability and energy efficiency.  Through site planning we plan to minimize heat loads and facilitate natural ventilation.  Older structures typically lack quality ventilation which we have identified as a desirable enhancement feature.  We plan to employ energy efficient upgrades which will lower environmental effects while increasing operational efficiencies and result in long-term energy cost savings.  Along with installing energy efficient upgrades; applying innovative design principles we believe will result in better indoor air quality and conserve water.  Upgrading the plumbing, and in certain instances when possible re-routing the plumbing, will result in the conservation of heated water loss.

Overall, in an effort to continue with our conservation and energy efficient plans; we believe that situating our properties in close proximity to campuses will emphasize pedestrian and bicycle circulation and therefore minimize vehicular impact.  Throughout the development of each property we plan to utilize regional and recycled products and employ responsible waste management processes to conserve valuable resources.

Sustainability Platform

Incorporating sustainable features into our communities supports ABC’s mission as we plan on providing quality student housing. This dedication promotes healthy, comfortable and marketable student living environments. Our dedication to these principles extends beyond our employees to our residents and partner institutions. The long-term value generated by operational efficiency benefits us as a company.

Background and Management

Our management team and their experience in property renovation, development, management and finance has evolved in formation of the “Company” and has materially contributed with its master plan.  We have listed the management we have in place along with a brief description of their experience and qualifications.  At the present time our Chief Executive Officer, Chief Financial Officer and all other management are part-time employees of the Company.  Please see section titled “Directors, Executive Officers, Promoters and Control Persons” for a complete biography on our management team.

Chief Executive Officer, President, and Director: Mr. Farshid Raafat has over 25 years’ experience in business operations, risk management, and property claims.  He holds an Executive MBA degree from Saint Mary’s College of California and has advance leadership, and risk management degrees from American Institute for Chartered Property Casualty Underwriters.

Chief Financial Officer: Mr. Reza Noorkayhani is a Certified Public Accountant and an active California Realtor.  In May 2009 Mr. Noorkayhani received his license as a California Realtor where he primarily serves the San Francisco Bay area.  Additionally, he has over 10 years of residential housing management experience in San Francisco managing two apartment buildings.  During that time he has gained valuable experience on developing and managing properties and in executive master plans.

Chief Marketing Director: Mr. Alexander Asemi has done extensive research on the student housing market in the San Francisco Bay area.  In 2009 he graduated with honors from the W.P. Carey School of Business at Arizona State University with a Bachelors of Science in Finance.  In the past three years he has been a market analyst for an investment banking company.

Project Development Manager: Mr. Joseph Marshall has more than twenty years of experience in renovating and managing rental properties. Mr. Marshal actively acquires, develops and manages rental properties in the San Francisco Bay area.  He has the experience and the skills to renovate, design and manage rental properties, and specifically single residence occupancy units.

Project Development Manager: Mr. Hooshang Davanloo has been in the retail and service industry for over thirty years as owner and acting as a general manager. Mr. Davanloo has over twelve years’ experience in construction and remodeling of commercial and residential buildings as a job captain. Furthermore, Mr. Davanloo is a property manager for several locations and operates all repairs, interior design and management of those properties.

Construction and Remodeling Manager: Mr. Mohamad Etehadieh has over twenty years’ experience in construction and remodeling of commercial and residential buildings. Mr. Etehadieh’s prior work experience includes property manager for multi-family residential properties in Southern California.

Company Values and Objectives

To provide quality student housing products and services.

We plan to strive for unparalleled excellence in serving the needs of students, residents, parents, educational institutions and investors.  To incorporate sound business practices and systems to sustain operations.  To constantly evolve our products and services to meet the emerging needs of the marketplace.  To be the employer of choice, having the ability to attract and retain the best and brightest employees.  To create a work environment conducive to self-motivation and personal fulfillment.  To establish and grow ABC Communities. To continually exceed customer and client expectations. To always treat our customers, clients and fellow employees with honesty, integrity and respect. To be an active member in our local communities.

Market Analysis

Experts agree that the housing market is coming back; it is still a very depressed market, but is getting better, with a long way to go.  “Unlike home prices, rents have been rising, up 2.4 percent in January from a year earlier, according to recent data, not adjusted for inflation, released by the Labor Department” (source: http://www.nytimes.com/2012/02/25/business/homes-arent-selling-but-its-an-apartment-landlords-market.html?_r=1&hp).  The nationwide apartment vacancy rate is down to 5.2 percent which is its lowest level in more than a decade according to the research firm Reis Inc.  In the same New York Times article referenced previously in this paragraph; it was reported that rent increases were greatest in places like San Francisco and Boston where technology companies are hiring.  “But cities like Chicago and Seattle, where house prices are still declining quite sharply, have had rental increases, too.”

American Boarding Company plans to initiate our business plan in San Francisco as we believe there is an opportunity to operate a positive cash flow operation and expand those facilities by leveraging our growth in the rental market.  The real estate acquisitions will strategically be chosen in dense areas. Given the scarcity of adequate rentals properties in cities such as San Francisco, we believe it will help ensure that the units are always filled.

Marketing

Upon receiving funds from our raise efforts we plan to immediately establish a web presence.  We plan to hire a web designer and also initiate sales and marketing brochures promotional material.  Initially we plan to utilize property management companies to run advertisements, perform the screening process and find us suitable tenants.  Once we establish operations, we fully intend to perform these duties in-house.  During the first six months of operations we plan to evaluate property management as a potential revenue generating opportunity.  We also plan to find renters through Craigslist and by placing flyers in university student unions and bulletin boards.  Eventually, with enough units under management, we plan to hire an on-site resident manager for showing and leasing purposes.

Competitor Analysis

American Boarding Company has many established competitors in the student housing marketplace.  The competition is competent, experienced, and many have greater financial and marketing resources than we do at the present time.  Some of our competitors also offer a wider scope of services and have greater name recognition within the industry.  These firms also have extensive customer bases and our ability to compete may be adversely affected by the ability of these competitors to devote greater resources to their marketing efforts than what is now available to our company.

12 Month Growth Strategy and Milestones Based on Minimum, 50% of Maximum, and Maximum Offering Proceeds Raised

The following growth strategy and milestones are based on the estimates made by management.  The Company planned the goals and milestones after deducting estimated offering expenses estimated to be $12,600.  Management prepared the milestones based on three varying levels of offering raise success: Minimum Offering proceeds raised of $30,000, 50% of the Maximum Offering proceeds raised ($150,000), and the Maximum Offering proceeds raised of $300,000 through the offering.  The costs associated with operating as a public company are included in all our budgeted scenarios and management is responsible for the preparation of the required documents to keep the costs to a minimum.

The working capital requirements and the projected milestones are approximations and subject to adjustments.  Minimum Offering proceeds raised of $30,000 is budgeted to sustain operations for a twelve-month period.  The minimum amount is sufficient to keep the Company current with its public listing status costs with very nominal funds remaining for furthering the business of the Company.  If the Company were to raise 50% of the Maximum Offering then we would be able to implement our business plan and purchase a property with 2-3 bedrooms.  In the event we are successful in raising the Maximum Offering of $300,000; this will enable the Company to implement our business plan and purchase a property with 4-5 bedrooms.  If we begin to generate profits, we will increase our marketing and sales activity accordingly.  We estimate occupancies to begin approximately six months following closing of the offering.

Note: The Company planned the milestones based on quarters.

Quarter

0-3 Months	(estimated expenditures based on Minimum Offering raised $4,075)
(estimated expenditures based on 50% of Maximum Offering raised $7,975)
(estimated expenditures based on Maximum Offering raised $20,350)

·

Initiate and complete due diligence on purchasing a property in Greater San Francisco Bay area

·

Secure Web Domain

·

Purchase/Lease Computer Equipment and Programs

·

Evaluate and hire web designer

·

Finalize sales and marketing material

·

Research local, state, and national laws and regulations for licensees and insurances

·

Recruit construction manager and sub-contractors

4-6 Months	(estimated expenditures based on Minimum Offering raised $4,975)
(estimated expenditures based on 50% of Maximum Offering raised $116,575)
(estimated expenditures based on Maximum Offering raised $253,450)

·

Purchase a (2-3 bedroom) property for a total of $102,600 - based on max. 50% proceeds raised

·

Building Improvements - $5,000 (based on 50% maximum proceeds raised)

·

Purchase a (4-5 bedroom) property for a total of 204,100 - based on maximum proceed raised

·

Building Improvements - $40,000 (based on maximum proceeds raised)

·

Finalize web site development

·

Begin marketing plan for website and tie into design

·

Continue with direct marketing campaign to targeted students and markets

·

Perform due diligence on direct marketing campaign to other markets

7-9 Months	(estimated expenditures based on Minimum Offering raised $1,975)
(estimated expenditures based on 50% Maximum Offering raised $5,975)
(estimated expenditures based on Maximum Offering raised $6,350)

·

Evaluate hiring and training of an in-house resident manager

·

Evaluate and identify possible joint venture opportunities with companies/websites

·

Further nurture additional real estate revenue generating opportunities

·

Continue with marketing efforts

·

Initiate drafting of a two-year overall business plan utilizing a commissioned sales force to market additional identified real estate based revenue generating opportunities

10-12 Months	(estimated expenditures based on Minimum Offering raised $6,375)
(estimated expenditures based on 50% Maximum Offering raised $6,875)
(estimated expenditures based on Maximum Offering raised $7,250)

·

Analyze web-site leads/revenue generating effectiveness and make necessary adjustments/changes

·

Analyze marketing efforts to date and address necessary deficiencies

·

Finalize detailed two-year marketing and business plan

·

By this stage of our operations we hope to have identified additional real estate based revenue generating opportunities and incorporate them into a two-year marketing plan

The foregoing represents our best estimate of the allocation of the proceeds of this offering based on planned use of funds for the our operations and current objectives.

Patents and Trademarks

At the present we do not have any patents or trademarks.

Need for any Government Approval of Products or Services

We do not require any government approval for our products or services.

In the event any of our operations or products requires government approval, we will comply with any and all local, state and federal requirements.

Government and Industry Regulation

We will be subject to federal laws and regulations that relate directly or indirectly to our operations including securities laws. We will also be subject to common business and tax rules and regulations pertaining to the operation of our business.

Research and Development Activities

Other than time spent researching our business and proposed markets and segmentation, the Company has not spent any funds on research and development activities to date.  In the event opportunities arise from our operations, the Company may elect to initiate research and development activities, but the Company has no plans for any activities to date.

Environmental Laws

Our operations are not subject to any Environmental Laws.

Employees and Employment Agreements

We currently have two employees.  Our Chief Executive Officer and President is Mr. Farshid Raafat who currently devotes approximately 10 hours a week to our business and is responsible for the primary operation of our business.  Our Chief Financial Officer is Mr. Reza Noorkayhani who currently devotes approximately 10 hours a week to our business and is also responsible for the primary operation of our business. Once the public offering is closed, Mr. Raafat and Mr. Noorkayhani plan to spend the time necessary to run the marketing campaign and direct the primary operations of the business.  There are no formal employment agreements between the company and our current employees.

POLICY WITH RESPECT TO CERTAIN ACTIVITIES

Targeted Investments

Our Company policy is to focus on real estate properties within close proximity to universities and colleges in the immediate San Francisco area.  Utilizing our management team’s experience; our Company policy is to implement the best practices to locate and then develop older properties into newer updated residences.  Planned capital improvements include enhancing the efficiencies and replacement of outdated and obsolete systems for durability. Our Company policy is to provide the latest appointments and amenities which we hope will result in a comfortable and inviting experience for our tenants.

There are numerous higher education institutions in the Northern California.  Students attending these universities often are from outside of Bay area communities and as such demand a short term lease of residential housing for the period of which they are attending those schools. We believe there is a demand and the policy of the Company is to provide housing to this market by developing and managing such properties through our business strategy.  Schools such as Sonoma State University, University of California Davis and San Mateo Skyline College were initially selected to determine the profitability of our business plan. These schools were selected due to the fact that all are within 50 miles radius of San Francisco Bay Area.

Currently there are no sources of credit available to our company and our Company policy is to have an equity financing of the property under the Corporation’s name.  We believe ABC can gain favorable financing and the Company policy is a maximum of 60% Loan to Value for such real estate investments from mortgage lenders.

Our The Company has no policies to the items listed below as the Company has no intention of engaging in these activities:

• To issue new securities
• To borrow money
• To make loans to other persons
• To invest in the securities of other issuers for the purpose of exercising control
• To underwrite securities of other issuers
• To engage in the purchase and sale (or turnover) of investments
• To offer securities in exchange for property
• To repurchase or otherwise reacquire your shares or other securities
• To make annual or other reports to security holders, indicating the nature and scope of such reports and whether they will contain financial statements certified by independent public accountants.

The Company’s only policy is to acquire loans at reasonable and current market rates.

The policies of the Company can be changed without a vote of security holders.

TAX TREATMENT OF REGISTRANT AND ITS SECURITY HOLDERS

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following is a summary of material U.S. federal income tax considerations associated with an investment in our common stock that may be relevant to you. The statements made in this section of the prospectus are based upon current provisions of the Internal Revenue Code of 1986, as amended (the “Code”), and Treasury Regulations promulgated thereunder, as currently applicable, currently published administrative positions of the IRS and judicial decisions, all of which are subject to change, either prospectively or retroactively. We cannot assure you that any changes will not modify the conclusions expressed in counsel’s opinions described herein. This summary does not address all possible tax considerations that may be material to an investor and does not constitute legal or tax advice.

Moreover, this summary does not deal with all tax aspects that might be relevant to you, as a prospective stockholder, in light of your personal circumstances, nor does it deal with particular types of stockholders that are subject to special treatment under the federal income tax laws, such as:

•	insurance companies;
•	tax-exempt organizations (except to the limited extent discussed in “- Taxation of Tax-Exempt Stockholders” below);
•	financial institutions or broker-dealers;
•	non-U.S. individuals and foreign corporations (except to the limited extent discussed in “- Taxation of Non-U.S. Stockholders” below);
•	U.S. expatriates;
•	persons who mark-to-market our common stock;
•	subchapter S corporations;
•	U.S. stockholders (as defined below) whose functional currency is not the U.S. dollar;
•	regulated investment companies and REITs;
•	trusts and estates;
•	holders who receive our common stock through the exercise of employee stock options or otherwise as compensation;
•	persons holding our common stock as part of a “straddle,” “hedge,” “conversion transaction,” “synthetic security” or other integrated investment;
•	persons subject to the alternative minimum tax provisions of the Code; and
•	persons holding our common stock through a partnership or similar pass-through entity.

This summary assumes that stockholders hold shares as capital assets for federal income tax purposes, which generally means property held for investment.

The statements in this section are based on the current federal income tax laws, are for general information purposes only and are not tax advice. We cannot assure you that new laws, interpretations of law, or court decisions, any of which may take effect retroactively, will not cause any statement in this section to be inaccurate.

WE URGE YOU TO CONSULT YOUR TAX ADVISOR REGARDING THE SPECIFIC TAX CONSEQUENCES TO YOU OF THE PURCHASE, OWNERSHIP AND SALE OF OUR COMMON STOCK AND OF OUR ELECTION TO BE TAXED AS A REIT, INCLUDING THE FEDERAL, STATE, LOCAL, FOREIGN, AND OTHER TAX CONSEQUENCES OF SUCH PURCHASE, OWNERSHIP, SALE AND ELECTION, AND REGARDING POTENTIAL CHANGES IN APPLICABLE TAX LAWS.

A U.S. stockholder generally will take into account as long-term capital gain any distributions that we designate as capital gain dividends without regard to the period for which the U.S. stockholder has held our common stock. We generally will designate our capital gain dividends as either 15% or 25% rate distributions. See “- Capital Gains and Losses.” A corporate U.S. stockholder, however, may be required to treat up to 20% of certain capital gain dividends as ordinary income.

MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT’S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS.

The registrants common stock is not traded on any exchange and although the company intends to become traded on the OTCBB, there is no guarantee that such application will be successful.    The Company has not and has no intentions to pay any dividends in the future.

RECEIPT OF FEES AND OTHER COMPENSATION BY OUR ADVISOR AND ITS AFFILIATES

We do not expect any fees or other compensation by our advisor and its affiliates.

Affiliated Property Manager

When we do purchase real properties they may be managed and leased by an affiliated property manager and in the future there is potential for a number of the members of our advisor management team and our property manager to overlap. As a result, when the property manager is an affiliate, we will not have the benefit of independent property management to the same extent as if our advisor and our property manager were unaffiliated and did not share any employees or managers. In addition, given that our property manager may be an affiliate, our agreements with an affiliated property manager will not be at arm’s-length. Therefore, we will not have the benefit of arm’s-length negotiations of the type normally conducted between unrelated parties.

INTERESTS IN OTHER AFFILIATED ENTITIES

Interests in Other Affiliated Entities

We do not have any interests in other affiliated entities.

Competition

American Boarding Company has many established competitors in the student housing marketplace.  The competition is competent, experienced, and many have greater financial and marketing resources than we do at the present time.  Some of our competitors also offer a wider scope of services and have greater name recognition within the industry.  These firms also have extensive customer bases and our ability to compete may be adversely affected by the ability of these competitors to devote greater resources to their marketing efforts than what is now available to our company.

Duties Owed by Some of Our Affiliates to Our Advisor and Our Advisor’s Affiliates

We do not have any duties owned by some of our affiliates to our advisor and our advisor’s affiliates.

LIMITATIONS OF LIABILITY

American Boarding Company’s Articles of Incorporation and Bylaws provide for the indemnification of a present or former director or officer. American Boarding Company indemnifies any director, officer, employee or agent who is successful on the merits or otherwise in defense on any action or suit. Such indemnification shall include, but not necessarily be limited to, expenses, including attorney’s fees actually or reasonably incurred by him. Nevada law also provides for discretionary indemnification for each person who serves as or at American Boarding Company request as an officer or director. American Boarding Company may indemnify such individual against all costs, expenses, and liabilities incurred in a threatened, pending or completed action, suit, or proceeding brought because such individual is a director or officer. Such individual must have conducted himself in good faith and reasonably believed that his conduct was in, or not opposed to, American Boarding Company’s best interests. In a criminal action, he/he must not have had a reasonable cause to believe his conduct was unlawful.

Our certificate of incorporation will limit our director’s or officer’s liability to the fullest extent permitted under Delaware corporate law. Specifically, our directors and officers will not be liable to us or our stockholders for monetary damages for any breach of fiduciary duty by a director or officer, except for liability:

-       for any breach of the director’s or officer’s duty of loyalty to us or our stockholders;

-       for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

-       under Section 174 of the Delaware General Corporation Law; or

-       for any transaction from which a director or officer derives an improper personal benefit.

If the Delaware General Corporation Law is amended to authorize corporate action further eliminating or limiting the personal liability of directors or officers, then the liability of our directors and officers shall be eliminated or limited to the fullest extent permitted by Delaware General Corporation Law, as so amended.

The provision regarding indemnification of our directors and officers in our amended and restated certificate of incorporation will generally not limit liability under state or federal securities laws.

Delaware law and our amended and restated certificate of incorporation provide that we will, in certain situations, indemnify any person made or threatened to be made a party to a proceeding by reason of that person’s former or present official capacity with our company against judgments, penalties, fines, settlements and reasonable expenses including reasonable attorney’s fees. Any person is also entitled, subject to certain limitations, to payment or reimbursement of reasonable expenses in advance of the final disposition of the proceeding. In addition, certain employment agreements to which we are a party provide for the indemnification of our employees who are party thereto.

SALES TO SPECIAL PARTIES

No securities have been sold within the last 6 months or are to be sold, by the registrant or any security holder for whose account any of the securities have been registered are to be offered, at a price varying from that at which securities of the same class are to be offered to the general public pursuant to this registration.

TREATMENT OF PROCEEDS FROM STOCK BEING REGISTERED

No shares are being registered hereunder in which any portion of the consideration to be received by the registrant for such shares is to be credited to an account other than the appropriate capital share account.

DESCRIPTION OF PROPERTY

American Boarding Company uses an administrative office located at 358 Frankfort Street, Daly City, California 94014.  Mr. Noorkayhani, who is an officer and director of the Company, provides the office space free of charge and no lease exists.  We consider our current principal office space arrangement adequate and will reassess our needs based upon the future growth of the company.

LEGAL PROCEEDINGS

We are not involved in any pending legal proceeding nor are we aware of any pending or threatened litigation against us.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

No public market currently exists for shares of our common stock.  Following completion of this offering, we intend to apply to have our common stock listed for quotation on the Over-the-Counter Bulletin Board.

PENNY STOCK RULES

The Securities and Exchange Commission has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks.  Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the Nasdaq system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).

A purchaser is purchasing penny stock which limits the ability to sell the stock.  The shares offered by this prospectus constitute penny stock under the Securities and Exchange Act.  The shares will remain penny stocks for the foreseeable future.  The classification of penny stock makes it more difficult for a broker-dealer to sell the stock into a secondary market, which makes it more difficult for a purchaser to liquidate his/his investment.  Any broker-dealer engaged by the purchaser for the purpose of selling his or his shares in us will be subject to Rules 15g-1 through 15g-10 of the Securities and Exchange Act.  Rather than creating a need to comply with those rules, some broker-dealers will refuse to attempt to sell penny stock.

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document, which:

-

Contains a description of the nature and level of risk in the market for penny stock in both Public offerings and secondary trading;

-

Contains a description of the broker’s or dealer’s duties to the customer and of the rights and remedies available to the customer with respect to a violation of such duties or other requirements of the Securities Act of 1934, as amended;

-

Contains a brief, clear, narrative description of a dealer market, including “bid” and “ask” price for the penny stock and the significance of the spread between the bid and ask price;

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Contains a toll-free number for inquiries on disciplinary actions;

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Defines significant terms in the disclosure document or in the conduct of trading penny stocks; and

-

Contains such other information and is in such form (including language, type, size and format) as the Securities and Exchange Commission shall require by rule or regulation.

The broker-dealer also must provide, prior to effecting any transaction in a penny stock, to the customer:

-

The bid and offer quotations for the penny stock;

-

The compensation of the broker-dealer and its salesperson in the transaction;

-

The number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and

-

Monthly account statements showing the market value of each penny stock held in the customer’s account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written acknowledgement of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement.  These disclosure requirements will have the effect of reducing the trading activity in the secondary market for our stock because it will be subject to these penny stock rules.  Therefore, stockholders may have difficulty selling their securities.

REGULATION M

Our officers and directors, who will offer and sell the Shares, is aware that they are required to comply with the provisions of Regulation M promulgated under the Securities Exchange Act of 1934, as amended.  With certain exceptions, Regulation M precludes the officers and directors, sales agents, any broker-dealer or other person who participate in the distribution of shares in this offering from bidding for or purchasing, or attempting to induce any person to bid for or purchase any security which is the subject of the distribution until the entire distribution is complete.

REPORTS

We are subject to certain reporting requirements and will furnish annual financial reports to our stockholders, certified by our independent accountants, and will furnish un-audited quarterly financial reports in our quarterly reports filed electronically with the SEC.  All reports and information filed by us can be found at the SEC website, www.sec.gov.

STOCK TRANSFER AGENT

We currently do not have a stock transfer agent.  American Boarding Company has identified several agents to retain that will facilitate the processing of the certificates upon closing of the offering.

INVESTMENT POLICIES OF REGISTRANT

American Boarding Company is a real estate based company with a principle business objective of acquisition, design, development, lease, and management services of student housing communities located within close proximity of colleges and universities in the United States.  The Company is based in the San Francisco area and we plan to purchase our initial property in close proximity to one of the many universities and colleges located in this area.  There are numerous higher education institutions in the Northern California.  Students attending these universities often are from outside of Bay area communities and as such demand a short term lease of residential housing for the period of which they are attending those schools.  We believe there is a demand to provide the supply of housing to this market by developing and managing such properties through our business strategy.  Schools such as Sonoma State University, University of California Davis and San Mateo Skyline College were initially selected to determine the profitability of our business plan.  These schools were selected due to the fact that all are within 50 miles radius of San Francisco Bay Area.

At the present, we do not plan to finance our planned property purchase.  In the event we find an optimal property and we do not have adequate funding then we plan to finance the balance through conventional means.  Currently there are no sources of credit available to our company although in the event that we raise partial amount of our forecast, we will attempt to have an equity financing of the property under the Corporation’s name.  We believe ABC can gain favorable financing of 50% Loan to Value for such real estate investments from mortgage lenders.

DESCRIPTION OF REAL ESTATE

American Boarding Company is a real estate based company with a principle business objective of acquisition, design, development, lease, and management services of student housing communities located within close proximity of colleges and universities in the United States.  The Company is based in the San Francisco area and we plan to purchase our initial property in close proximity to one of the many universities and colleges located in this area.  There are numerous higher education institutions in the Northern California.  Students attending these universities often are from outside of Bay area communities and as such demand a short term lease of residential housing for the period of which they are attending those schools.  We believe there is a demand to provide the supply of housing to this market by developing and managing such properties through our business strategy.  Schools such as Sonoma State University, University of California Davis and San Mateo Skyline College were initially selected to determine the profitability of our business plan.  These schools were selected due to the fact that all are within 50 miles radius of San Francisco Bay Area.

Our principal business is to be a provider of housing communities and services through understanding and commitment to our residents, partner universities, and our investors. Our team is our strength through planned dedication to excellence and integrity. We are led by the commitment, expertise and innovation of our team. We plan to achieve our mission by providing quality, unique collegiate housing, real estate development services and property management solutions.

We have identified the urban areas in proximity to major educational institutions for potential property acquisitions.  Upon receiving funds from our raise; immediate plans are to identify, evaluate, and purchase an initial property with 4-5 bedrooms.  Renovation and building improvements will then be made to the properties tailoring them to students and single resident occupants.  We would then lease out our properties to this segment.  The Company is targeting the San Francisco Bay area for our operation because there are a high demand for student housing as well as single residency occupancy units.  Our officers and management have extensive and comprehensive backgrounds in the San Francisco Bay area real estate market.  Management is also experienced with the State and local government rules and regulations concerning developing and operating such facilities.  Due to high rents charged in populated areas such as San Francisco we believe there is an opportunity to operate a positive cash flow operation and expand those facilities by leveraging our growth in the rental market.

Development

Educate, inform and engage our people on sustainable behaviors and community involvement.  Enable our people to create lasting value through sustainable practices, opportunities and solutions.  Use sustainable community features and programs as residential teaching aids

Due to lack of land to develop new housing and proximity to large and reputable education institutions students’ demand for rental space is very much in demand.  Based on management’s experience and along with due diligence performed by the Company it was determined that there are currently many stressed properties and buildings that have optimum design which can be expanded/renovated/improved and managed into Shared Housing for students.

Target Properties

We will be evaluating and refining sustainability standards in our target communities.

Location is a primary focus of our targeted activities as we plan to focus on real estate properties within close proximity to universities and colleges in the immediate San Francisco area.  Utilizing our management team’s experience; we plan to implement the best practices to locate and then develop older properties into newer updated residences.  Planned capital improvements include enhancing the efficiencies and replacement of outdated and obsolete systems for durability. We plan to provide the latest appointments and amenities which we hope will result in a comfortable and inviting experience for our tenants.

Property Development

We envision American Boarding development properties with a focus toward sustainability and energy efficiency.  Through site planning we plan to minimize heat loads and facilitate natural ventilation.  Older structures typically lack quality ventilation which we have identified as a desirable enhancement feature.  We plan to employ energy efficient upgrades which will lower environmental effects while increasing operational efficiencies and result in long-term energy cost savings.  Along with installing energy efficient upgrades; applying innovative design principles we believe will result in better indoor air quality and conserve water.  Upgrading the plumbing, and in certain instances when possible re-routing the plumbing, will result in the conservation of heated water loss.

Overall, in an effort to continue with our conservation and energy efficient plans; we believe that situating our properties in close proximity to campuses will emphasize pedestrian and bicycle circulation and therefore minimize vehicular impact.  Throughout the development of each property we plan to utilize regional and recycled products and employ responsible waste management processes to conserve valuable resources.

Competitor Analysis

American Boarding Company has many established competitors in the student housing marketplace.  The competition is competent, experienced, and many have greater financial and marketing resources than we do at the present time.  Some of our competitors also offer a wider scope of services and have greater name recognition within the industry.  These firms also have extensive customer bases and our ability to compete may be adversely affected by the ability of these competitors to devote greater resources to their marketing efforts than what is now available to our company.

FINANCIAL STATEMENTS

a)  Audited Financial Statements as of March 31, 2012

AMERICAN BOARDING COMPANY

Financial Statements

For the Period Ended March 31, 2012

Peter Messineo Certified Public Accountant 1982 Otter Way Palm Harbor FL 34685 peter@pm-cpa.com T 727.421.6268 F 727.674.0511

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Shareholders:

American Boarding Company

Danville, California

I have audited the balance sheet of American Boarding Company as of March 31, 2012 and the related statement of operation, changes in stockholders’ equity, and cash flows for the period January 27, 2012 (date of inception) through March 31, 2012. These financial statements are the responsibility of the Company’s management.  My responsibility is to express an opinion on these financial statements based on my audits.

I conducted my audit in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that I plan and perform the audits to obtain reasonable assurance about whether the financial statements were free of material misstatement.  The Company was not required to have, nor was I engaged to perform, an audit of its internal control over financial reporting.  My audit included consideration of internal control over financial reporting as a basis for designing audit procedures that were appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting.  Accordingly, I express no such opinion.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  I believe that my audit provide a reasonable basis for my opinion.

In my opinion, the financial statements, referred to above, present fairly, in all material respects, the financial position of American Boarding Company as of March 31, 2012 and the results of its operations and its cash flows for the period January 27, 2012 (date of inception) through March 31, 2012, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has incurred a loss, has not generated revenue, has not emerged from the development stage, and may be unable to raise further funds through equity or other traditional financing. These factors raise substantial doubt about its ability to continue as a going concern. Management’s plans regarding those matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Peter Messineo, CPA

Peter Messineo, CPA

Palm Harbor, Florida

April 19, 2012

American Boarding Company
(A Development Stage Enterprise)
BALANCE SHEET

March 31,
2012

ASSETS
Current Assets
Cash and cash equivalents	$2,485
Stock subscription receivable	247
Total Current Assets	2,732

TOTAL ASSETS	$2,732

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
Accounts payable and accrued expenses	$-
Total Current Liabilities	-

TOTAL LIABILITIES	-

Stockholders' Equity
Preferred Shares; $.001 par value; 10,000,000 shares
authorized; 0 shares issued and outstanding
Common stock: 90,000,000 authorized; $0.001 par value
8,500,000 shares issued and outstanding	8,500
Accumulated deficit during development stage	(5,768)
Total Stockholders' Equity	2,732

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$2,732

The accompanying notes are an integral part of these financial statements.

American Boarding Company
(A Development Stage Enterprise)
STATEMENT OF OPERATION

January 27, 2012
(inception)
through
March 31, 2012

Revenues	$-

Operating Expenses
General and administrative	923
Outside Contractors	4,845
Total operating expenses	5,768

Net loss from operations	(5,768)

Income taxes	-

NET LOSS	$(5,768)

BASIC AND DILUTED LOSS PER SHARE	$(0.00)

WEIGHTED AVERAGE NUMBER OF
SHARES OUTSTANDING	8,500,000

The accompanying notes are an integral part of these financial statements.

American Boarding Company
(A Development Stage Enterprise)
STATEMENT OF STOCKHOLDERS' EQUITY

					Accumulated
					Deficit
	Preferred Stock		Common Stock		Development
	Shares	Amount	Shares	Amount	Stage	Total

Balance at Inception, January 27, 2012	-	$-	-	$-	$-	$-
Issuance of common stock to founders, January 27, 2012 valued at $0.001 per share	-	-	8,500,000	8,500		8,500

Net loss					(5,768)	(5,768)

Balance, March 31, 2012	-	$-	8,500,000	$8,500	$(5,768)	$2,732

The accompanying notes are an integral part of these financial statements.

American Boarding Company
(A Development Stage Enterprise)
STATEMENT OF CASH FLOWS

January 27, 2012
(inception)
through
March 31, 2012

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$(5,768)
Adjustment to reconcile Net Income to net
cash provided by operations:	-
Changes in assets and liabilities:
Stock subscription receivable	(247)
Net Cash Used in Operating Activities	(6,015)

CASH FLOWS FROM INVESTING ACTIVITIES:
Net Cash Used in Investing Activities	-

CASH FLOWS FROM FINANCING ACTIVITIES:
Issuance of common stock	8,500
Net Cash Provided by Financing Activates	8,500

Net increase (decrease) in cash and cash equivalents	2,485
Cash and cash equivalents, beginning of period	-
Cash and cash equivalents, end of period	$2,485

Supplemental Cash Flow Information
Cash paid for interest	$-
Cash paid for taxes	$-

The accompanying notes are an integral part of these financial statements.

AMERICAN BOARDING COMPANY

(A Development Stage Company)

Notes to the Financial Statements

For the Years Ended March 31, 2012

1. Nature of Operations and Significant Accounting Policies

Nature of Operations

American Boarding Company (“the Company” or “ABC”) was incorporated in the State of Delaware on January 27, 2012.  American Boarding Company is a real estate based company with a principle business objective of acquisition, design, development, lease, and management services of student housing communities located within close proximity of colleges and universities in the United States.

American Boarding Company’s administrative office is located at 358 Frankfort Street, Daly City, California 94014.

American Boarding Company’s fiscal year end is December 31.

Development Stage Company

The Company is a development stage company as defined by FASB guidelines.

Basis of Presentation

The Financial Statements and related disclosures have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission (“SEC”).  The Financial Statements have been prepared using the accrual basis of accounting in accordance with Generally Accepted Accounting Principles (“GAAP”) of the United States.

Use of Estimates

The Financial Statements have been prepared in conformity with U.S. GAAP, which requires using management’s best estimates and judgments where appropriate.  These estimates and judgments affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements.  The estimates and judgments will also affect the reported amounts for certain revenues and expenses during the reporting period.  Actual results could differ materially from these good faith estimates and judgments.

Financial Instruments

The Company’s balance sheet includes certain financial instruments. The carrying amounts of current assets and current liabilities approximate their fair value because of the relatively short period of time between the origination of these instruments and their expected realization.

Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) 820 “Fair Value Measurements and Disclosures” (ASC 820) defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date.. ASC 820 also establishes a fair value hierarchy that distinguishes between (1) market participant assumptions developed based on market data obtained from independent sources (observable inputs) and (2) an entity’s own assumptions about market participant assumptions developed based on the best information available in the circumstances (unobservable inputs). The fair value hierarchy consists of three broad levels, which gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1) and the lowest priority to unobservable inputs (Level 3). The three levels of the fair value hierarchy are described below:

·

Level 1 - Unadjusted quoted prices in active markets that are accessible at the measurement date for identical, unrestricted assets or liabilities

·

Level 2 - Inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly, including quoted prices for similar assets or liabilities in active markets; quoted prices for identical or similar assets or liabilities in markets that are not active; inputs other than quoted prices that are observable for the asset or liability (e.g., interest rates); and inputs that are derived principally from or corroborated by observable market data by correlation or other means.

·

Level 3 - Inputs that are both significant to the fair value measurement and unobservable.

Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of March 31, 2012. The respective carrying value of certain on-balance-sheet financial instruments approximated their fair values due to the short-term nature of these instruments.

The Company applied ASC 820 for all non-financial assets and liabilities measured at fair value on a non-recurring basis. The adoption of ASC 820 for non-financial assets and liabilities did not have a significant impact on the Company’s financial statements.

As of March 31, 2012 the fair values of the Company’s financial instruments approximate their historical carrying amount.

Cash and Cash Equivalents

Cash and cash equivalents includes all cash deposits and highly liquid financial instruments with a maturity of three months or less.

Long-lived assets and intangible property:

Long-lived assets such as property, equipment and identifiable intangibles are reviewed for impairment whenever facts and circumstances indicate that the carrying value may not be recoverable.  When required impairment losses on assets to be held and used are recognized based on the fair value of the asset.  The fair value is determined based on estimates of future cash flows, market value of similar assets, if available, or independent appraisals, if required.  If the carrying amount of the long-lived asset is not recoverable from its undiscounted cash flows, an impairment loss is recognized for the difference between the carrying amount and fair value of the asset.  When fair values are not available, the Company estimates fair value using the expected future cash flows discounted at a rate commensurate with the risk associated with the recovery of the assets.  The Company did not recognize any impairment losses for any periods presented.

Share-based payments

Share-based payments to employees, including grants of employee stock options are recognized as compensation expense in the financial statements based on their fair values, in accordance with FASB ASC Topic 718. That expense is recognized over the period during which an employee is required to provide services in exchange for the award, known as the requisite service period (usually the vesting period). The Company had no common stock options or common stock equivalents granted or outstanding for all periods presented. The company may issue shares as compensation in the future periods for employee services.

The Company may issue restricted stock to consultants for various services.  Cost for these transactions will be measured at the fair value of the consideration received or the fair value of the equity instruments issued, whichever is more reliably measurable. The value of the common stock is to be measured at the earlier of (i) the date at which a firm commitment for performance by the counterparty to earn the equity instruments is reached or (ii) the date at which the counterparty's performance is complete. The company has not issue shares during the periods presented, however it anticipates that shares may be issued in the future.

Revenue recognition

The Company has no current source of revenue; therefore the Company has not yet adopted any policy regarding the recognition of revenue or cost.

Advertising

The costs of advertising are expensed as incurred.  Advertising expense was $0 for the period from inception through March 31, 2012.  Advertising expenses, when incurred are to be included in the Company’s operating expenses.

Income taxes

The Company accounts for income taxes under the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) No. 740, Income Taxes (“ASC 740”). Under ASC 740, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under ASC 740, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

Earnings (loss) per share

Basic earnings (loss) per share calculations are determined by dividing net income (loss) by the weighted average number of shares outstanding during the year. Diluted earnings (loss) per share calculations are determined by dividing net income (loss) by the weighted average number of shares. The Company does not have any potentially dilutive instruments and, thus, anti-dilution issues are not applicable.

Recent Accounting Pronouncements

We have reviewed the FASB issued Accounting Standards Update (“ASU”) accounting pronouncements and interpretations thereof that have effectiveness dates during the periods reported and in future periods. The Company has carefully considered the new pronouncements that alter previous generally accepted accounting principles and does not believe that any new or modified principles will have a material impact on the corporation’s reported financial position or operations in the near term.  The applicability of any standard is subject to the formal review of our financial management and certain standards are under consideration.

In December 2011, the FASB issued ASU 2011-11, Balance Sheet (Topic 210): Disclosures about Offsetting Assets and Liabilities (ASU 2011-11). This newly issued accounting standard requires an entity to disclose both gross and net information about instruments and transactions eligible for offset in the statement of financial position as well as instruments and transactions executed under a master netting or similar arrangement and was issued to enable users of financial statements to understand the effects or potential effects of those arrangements on its financial position. This ASU is required to be applied retrospectively and is effective for fiscal years, and interim periods within those years, beginning on or after January 1, 2013. As this accounting standard only requires enhanced disclosure, the adoption of this standard is not expected to have an impact our consolidated financial position or results of operations.

In June 2011, the FASB issued ASU No. 2011-05, “Comprehensive Income (Topic 220): Presentation of Comprehensive Income” (ASU 2011-05). This newly issued accounting standard (1) eliminates the option to present the components of other comprehensive income as part of the statement of changes in stockholders’ equity; (2) requires the consecutive presentation of the statement of net income and other comprehensive income; and (3) requires an entity to present reclassification adjustments on the face of the financial statements from other comprehensive income to net income. The amendments in this ASU do not change the items that must be reported in other comprehensive income or when an item of other comprehensive income must be reclassified to net income nor do the amendments affect how earnings per share is calculated or presented. In December 2011, the FASB issued ASU No. 2011-12, Deferral of the Effective Date for Amendments to the Presentation of Reclassifications of Items Out of Accumulated Other Comprehensive Income in Accounting Standards Update No. 2011-05, which defers the requirement within ASU 2011-05 to present on the face of the financial statements the effects of reclassifications out of accumulated other comprehensive income on the components of net income and other comprehensive income for all periods presented. During the deferral, entities should continue to report reclassifications out of accumulated other comprehensive income consistent with the presentation requirements in effect prior to the issuance of ASU 2011-05. These ASUs are required to be applied retrospectively and are effective for fiscal years, and interim periods within those years, beginning after December 15, 2011. As these accounting standards do not change the items that must be reported in other comprehensive income or when an item of other comprehensive income must be reclassified to net income, the adoption of this standard is not expected to have an impact on our consolidated financial position or results of operations.

In May 2011, the FASB issued ASU No. 2011-04, “Fair Value Measurement (Topic 820): Amendments to Achieve Common Fair Value Measurement and Disclosure Requirements in U.S. GAAP and IFRSs” (ASU 2011-04). This newly issued accounting standard clarifies the application of certain existing fair value measurement guidance and expands the disclosures for fair value measurements that are estimated using significant unobservable (level 3)  inputs. This ASU is effective on a prospective basis for annual and interim reporting periods beginning on or after December 15, 2011. The adoption of this standard is not expected to have a material impact on our consolidated financial position or results of operations.

Except for rules and interpretive releases of the SEC under authority of federal securities laws and a limited number of grandfathered standards, the FASB Accounting Standards Codification™ (“ASC”) is the sole source of authoritative GAAP literature recognized by the FASB and applicable to the Company.  Management has reviewed the aforementioned rules and releases, including standards that have been issued or proposed by FASB that do not require adoption until a future date, and believes any effect will not have a material impact on the Company's present or future consolidated financial statements.

2. Going Concern

The Company’s financial statements are prepared using accounting principles generally accepted in the United States of America applicable to a going concern which contemplates the realization of assets and liquidation of liabilities in the normal course of business.  The Company has not yet emerged from its development stage, has not established an ongoing source of revenues sufficient to cover its operating cost, and requires additional capital to commence its operating plan.  The ability of the Company to continue as a going concern is dependent on the Company obtaining adequate capital to fund operating losses until it becomes profitable.  If the Company is unable to obtain adequate capital, it could be forced to cease operations.  These factors raise substantial doubt about its ability to continue as a going concern.

In order to continue as a going concern, the Company will need, among other things, additional capital resources.  Management’s plan to obtain such resources for the Company include: sales of equity instruments; traditional financing, such as loans; and obtaining capital from management and significant stockholders sufficient to meet its minimal operating expenses.  However, management cannot provide any assurance that the Company will be successful in accomplishing any of its plans.

There is no assurance that the Company will be able to obtain sufficient additional funds when needed or that such funds, if available, will be obtainable on terms satisfactory to the Company.  In addition, profitability will ultimately depend upon the level of revenues received from business operations.  However, there is no assurance that the Company will attain profitability. The accompanying financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

3. Income Taxes

The Company utilizes the liability method of accounting for income taxes. Under the liability method deferred tax assets and liabilities are determined based on the differences between financial reporting basis and the tax basis of the assets and liabilities and are measured using enacted tax rates and laws that will be in effect, when the differences are expected to reverse. An allowance against deferred tax assets is recognized, when it is more likely than not, that such tax benefits will not be realized.

The Company has not recognized an income tax benefit for its operating losses generated from operations, based on uncertainties concerning its ability to generate taxable income in future periods.  The tax benefit for the periods presented is offset by a valuation allowance established against deferred tax assets arising from operating losses and other temporary differences, the realization of which could not be considered more likely than not.  In future periods, tax benefits and related deferred tax assets will be recognized when management considers realization of such amounts to be more likely than not.

Deferred tax assets resulted from the net operating losses generated by the Company. The Company provides for income taxes, for the periods ended December 31, is as follows:

2011
Current provision
Income tax provision (benefit) at statutory rate	$(1,900)
State income tax expense (benefit), net of federal benefit	(200)
subtotal	(2,100)
Valuation allowance	2,100.
$--

Under the Internal Revenue Code of 1986, as amended, these losses can be carried forward twenty years.   As of March 31, 2012 the Company has net operating loss carry forwards in the amount of $5,700 as of March 31, 2012, which begin to expire in 2032.

The Company is currently open to audit under the statute of limitations by the Internal Revenue Service for the short year ending March 31, 2012 (year of inception).  The Company recognizes interest and penalties related to income taxes in income tax expense. The Company had incurred no penalties and interest for the years ended March 31, 2012.

4. Related Party Transactions

Loans from Shareholder

In support of the Company’s efforts and cash requirements, it is relying on advances from related parties until such time that the Company can support its operations or attains adequate financing through sales of its equity or traditional debt financing.  Amounts represent advances or amounts paid in satisfaction of certain liabilities as they come due. The advances are considered temporary in nature and have not been formalized by a promissory note.  Notes are considered payable on demand and is non-interest bearing. The Company does not owe any amounts as of March 31, 2012.

The majority shareholder has pledged his support to fund continuing operations; however there is no written commitment to this effect.  The Company is dependent upon the continued support of this member.

American Boarding Company uses an administrative office located at 358 Frankfort Street, Daly City, California 94014.  Mr. Noorkayhani, who is an officer and director of the Company, provides the office space free of charge and no lease exists.  We consider our current principal office space arrangement adequate and will reassess our needs based upon the future growth of the company.

Rent was $0 for the period from inception through March 31, 2012.

The Company does not have an employment contract with its key employee, who is the Chief Executive Officer.

The amounts and terms of the above transactions may not necessarily be indicative of the amounts and terms that would have been incurred had comparable transactions been entered into with independent third parties.

5. Equity

The total number of shares of common stock which the Company shall have authority to issue is ninty million (90,000,000) common shares with a par value of $.001, of which 8,500,000 have been issued to the founders at par value ($8,500).  The Company intends to issue additional shares in an effort to raise capital to fund its operations.  Common shareholders will have one vote for each share held.

No holder of shares of stock of any class is entitled as a matter of right to subscribe for or purchase or receive any part of any new or additional issue of shares of stock of any class, or of securities convertible into shares of stock of any class, whether now hereafter authorized or whether issued for money, for consideration other than money, or by way of dividend.

The Company is currently engaged in the registration of its equity, for the purpose of raising cash through the issuance of common shares.

The total number of shares of preferred stock which the Company shall have authority to issue is ten million (10,000,000) preferred shares with a par value of $.001.  There are no preferred shares authorized or outstanding.

There have been no warrants or options issued or outstanding.

6. Contingencies

Some of the officers and directors of the Company are involved in other business activities and may, in the future, become involved in other business opportunities that become available. They may face a conflict in selecting between the Company and other business interests. The Company has not formulated a policy for the resolution of such conflicts.

From time to time the Company may become a party to litigation matters involving claims against the Company.  Management believes that there are no current matters that would have a material effect on the Company’s financial position or results of operations.

7. Subsequent events

Management has evaluated subsequent events and is not aware of any significant events that occurred subsequent to the balance sheet date but prior to the issuance of this report that should be disclosed.  Management has updated subsequent events through the date of filing with the Securities and Exchange Commission (“SEC”), there are no other significant events that are considered for disclosure.

b)  Unaudited Financial Statements as of September 30, 2012

AMERICAN BOARDING COMPANY

Unaudited Financial Statements

For the Period Ended September 30, 2012

American Boarding Company
(A Development Stage Enterprise)
BALANCE SHEETS

	September 30,	March 31,
	2012	2012
	(unaudited)	(audited)
ASSETS
Current Assets
Cash and cash equivalents	$ 791	$ 2,485
Stock subscription receivable	-	247
Total Current Assets	791	2,732

TOTAL ASSETS	$ 791	$ 2,732

LIABILITIES AND STOCKHOLDERS' DEFICIT
Current Liabilities
Accounts payable and accrued expenses	$ 1,106	$ -
Note payable, related party	-	-
Total Current Liabilities	1,106	-

TOTAL LIABILITIES	1,106	-

Stockholders' Deficit
Preferred Shares; $.001 par value; 10,000,000 shares
authorized; 0 shares issued and outstanding	-	-
Common stock: 90,000,000 authorized; $0.001 par value
8,500,000 shares issued and outstanding	8,500	8,500
Additional paid in capital	2,753	-
Accumulated deficit during development stage	(11,568)	(5,768)
Total Stockholders' Deficit	(315)	2,732

TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT	$ 791	$ 2,732

The accompanying notes are an integral part of these financial statements.

American Boarding Company
(A Development Stage Enterprise)
STATEMENTS OF OPERATIONS

	For the Three Months Ended September 30,	For the six Months Ended September 30,	January 27, 2012 (inception) Through September 30
	2012	2012	2012
	(unaudited)	(unaudited)	(unaudited)

Revenues	$ -	$ -	$ -

EXPENSES
Operating Expenses
Professional/Legal Fees	750	4,750	4,750
General and administrative	356	1,050	1,973
Outside Contractors	-		4,845
Total operating expenses	1,106	5,800	11,568

Net loss from operations	(1,106)	(5,800)	(11,568)

Other income (expense)
Interest expense	-	-	-
Income taxes	-	-	-

NET LOSS	$ (1,106)	$ (5,800)	$ (11,568)

BASIC AND DILUTED LOSS PER SHARE	$ (0.00)	$ (0.00)

WEIGHTED AVERAGE NUMBER OF
SHARES OUTSTANDING	8,500,000	8,500,000

The accompanying notes are an integral part of these financial statements.

American Boarding Company
(A Development Stage Enterprise)
STATEMENT OF STOCKHOLDERS' EQUITY

						Accumulated
					Additional	Deficit
	Preferred Stock		Common Stock		Paid in	Development
	Shares	Amount	Shares	Amount	Capital	Stage	Total

Balance at Inception, January 27, 2012	-	$ -	-	$ -	$ -	$ -	$ -
Issuance of common stock to founders, January 27, 2012 valued at $0.001 per share	-	-	8,500,000	8,500	-		8,500

Net loss (audited)						(5,768)	(5,768)

Balance, March 31, 2012	-	$ -	8,500,000	$ 8,500	$ -	$ (5,768)	$ 2,732

Contribution from Shareholder 4/4/2012	-	-	-	-	1,753		1,753
Contribution from Shareholder 5/14/2012	-	-	-	-	1,000		1,000

Net loss (unaudited)						(5,800)	(5,800)

Balance, September 30, 2012	-	$ -	8,500,000	$ 8,500	$ 2,753	$ (11,568)	$ (315)

The accompanying notes are an integral part of these financial statements.

American Boarding Company
(A Development Stage Enterprise)
STATEMENTS OF CASH FLOWS

	For the
	six months	January 27, 2012
	ended	(inception)
	September 30,	through
	2012	September 30, 2012
	(unaudited)	(unaudited)

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$ (5,800)	$ (11,568)
Adjustment to reconcile Net Income to net
cash provided by operations:
Depreciation and amortization	-	-
Changes in assets and liabilities:
Stock subscription receivable	247	-
Accounts payable and accrued expenses	1,106	1,106
Deferred revenue	-	-
Net Cash Used in Operating Activities	(4,447)	(10,462)

CASH FLOWS FROM INVESTING ACTIVITIES:
Development of software	-	-
Net Cash Used in Investing Activities	-	-

CASH FLOWS FROM FINANCING ACTIVITIES:
Payments for security deposits	-	-
Contribution from Shareholder	2,753	2,753
Issuance of common stock	-	8,500
Net Cash Provided by Financing Activates	2,753	11,253

Net increase (decrease) in cash and cash equivalents	(1,694)	791
Cash and cash equivalents, beginning of period	2,485	-
Cash and cash equivalents, end of period	$ 791	$ 791

Supplemental Cash Flow Information
Cash paid for interest	$ -	$ -
Cash paid for taxes	$ -	$ -

The accompanying notes are an integral part of these financial statements.

AMERICAN BOARDING COMPANY

(A Development Stage Company)

NOTES TO THE UNAUDITED CONDENSED INTERIM FINANCIAL STATEMENTS

September 30, 2012

Note 1.  Condensed Interim Financial Statements

The accompanying interim condensed financial statements have been prepared by the Company without audit.  In the opinion of management, all adjustments (which include only normal recurring adjustments) necessary to present fairly the financial position, results of operations, and cash flows at September 30, 2012, and for all periods presented herein, have been made.

Certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted.  It is suggested that these condensed financial statements be read in conjunction with the financial statements and notes thereto included in the Company’s March 31, 2012 audited financial statements.  The results of operations for the period ended September 30, 2012 are not necessarily indicative of the operating results for the full year.

The Company's fiscal year end is December 31.

Note 2. Going Concern

The Company’s financial statements are prepared using generally accepted accounting principles in the United States of America applicable to a going concern which contemplates the realization of assets and liquidation of liabilities in the normal course of business. The Company has not yet established an ongoing source of revenues sufficient to cover its operating costs and allow it to continue as a going concern. The ability of the Company to continue as a going concern is dependent on the Company obtaining adequate capital to fund operating losses until it becomes profitable. If the Company is unable to obtain adequate capital, it could be forced to cease operations.

In order to continue as a going concern, the Company will need, among other things, additional capital resources. Management’s plan is to obtain such resources for the Company by obtaining capital from management and significant shareholders sufficient to meet its minimal operating expenses and seeking equity and/or debt financing. However management cannot provide any assurances that the Company will be successful in accomplishing any of its plans.

The ability of the Company to continue as a going concern is dependent upon its ability to successfully accomplish the plans described in the preceding paragraph and eventually secure other sources of financing and attain profitable operations. The accompanying financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.  As of September 30, 2012, the Company has an Accumulated Deficit amount of $11,568.

Note 3. Recent Accounting Pronouncements

The management has evaluated all recently issued accounting pronouncements through the filing date of these financial statements and believes that these pronouncements will not have a material effect on the Company’s position and results of operations.

Note 4. Equity Transactions

On April 4, 2012 and May 14, 2012 contributions were made from our officers and directors (Mr. Raafat and Mr. Moorkayhani) of $1,753 and $1,000, respectively.  These contributions were credited to Additional Paid in Capital.  No other equity transactions occurred during the three month period ended September 30, 2012.

Note 5. Subsequent Events

The Company has evaluated subsequent events since September 30, 2012, through the date of filing this report with the Securities and Exchange Commission, and has determined that no such events have occurred.

MANAGEMENT’S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As shown in the accompanying Audited Balance Sheet Data the Company has incurred an accumulated deficit of $5,768 and has negative cash flows from operating activities, in the amount of $6,015, for the period from Inception (January 27, 2012) to March 31, 2012.  Management has also provided Unaudited Balance Sheet Data stating that the Company has incurred an accumulated deficit of $10,462 for the period from inception (January 27, 2012) to September 30, 2012. These conditions raise substantial doubt about the Company's ability to continue as a going concern.

The following table provides selected financial data about our company for the period from the date of Inception (January 27, 2012) through March 31, 2012.  For detailed financial information, see the financial statements included in this prospectus.

Audited Balance Sheet Data:

Cash	$2,485
Total assets	$2,732
Total liabilities	$0
Shareholders’ equity	$2,732

The following table provides selected financial data about our company for the period from date of inception (January 27, 2012) through September 30, 2012.  For detailed financial information see the financial statements included in this prospectus.

Unaudited Balance Sheet Data:

Cash	$791
Total assets	$791
Total liabilities	$0
Shareholders’ equity	$791

Other than the shares offered by this prospectus, no other source of capital has been identified or sought.  If we experience a shortfall in operating capital prior to funding from the proceeds of this offering, our officers and directors, have verbally agreed to advance the Company funds to complete the registration costs and other costs that occur until the potentially six months that the offering will continue.

The Company plans to commence operations and execute its business plan as discussed in the “Use of Proceeds” section upon receipt of the first proceeds received from the raise.  Release of the funds to the Company is based upon our escrow agent, Law Offices of Harold P. Gewerter, Esq. Ltd., reviewing the records of the depository institution holding the escrow to verify that that the checks have cleared prior to releasing the funds to the Company.  Until the Company receives funds from the raise, Mr. Raafat and Mr. Moorkayhani, our officers and directors, have verbally agreed to advance the Company funds to meet its obligations.  We anticipate the costs of these obligations could total approximately $8,000 and these advances will not be repaid from the raised funds.  While management estimates $8,000 for such costs; there is no maximum amount of funds that Mr. Raafat and Mr. Noorkayhani have agreed to provide.

The Company is an emerging growth company under the Jumpstart Our Business Startups Act.

The Company shall continue to be deemed an emerging growth company until the earliest of--

(A) the last day of the fiscal year of the issuer during which it had total annual gross revenues of $1,000,000,000 (as such amount is indexed for inflation every 5 years by the Commission to reflect the change in the Consumer Price Index for All Urban Consumers published by the Bureau of Labor Statistics, setting the threshold to the nearest 1,000,000) or more;

(B) the last day of the fiscal year of the issuer following the fifth anniversary of the date of the first sale of common equity securities of the issuer pursuant to an effective registration statement under this title;

(C) the date on which such issuer has, during the previous 3-year period, issued more than $1,000,000,000 in non-convertible debt; or

(D) the date on which such issuer is deemed to be a ‘large accelerated filer’, as defined in section 240.12b-2 of title 17, Code of Federal Regulations, or any successor thereto.’.

As an emerging growth company the company is exempt from Section 404(b) of Sarbanes Oxley.   Section 404(a) requires Issuers to publish information in their annual reports concerning the scope and adequacy of the internal control structure and procedures for financial reporting. This statement shall also assess the effectiveness of such internal controls and procedures.

Section 404(b) requires that the registered accounting firm shall, in the same report, attest to and report on the assessment on the effectiveness of the internal control structure and procedures for financial reporting.

As an emerging growth company the company is exempt from Section 14A and B of the Securities Exchange Act of 1934 which require the shareholder approval of executive compensation and golden parachutes.

The Company has irrevocably opted out of the extended transition period for complying with new or revised accounting standards pursuant to Section 107(b) of the Act.

Liquidity and Capital

The Company had $791 in cash and cash equivalent at audit period ending September 30, 2012 to meet current obligations.  Based on our current available cash, management does not believe the amount on hand is sufficient to support limited operations and expenses for a period greater than two months.  The Company is dependent on the financial support and resources of our founding shareholders, until such time that we raise adequate capital to commence our operations and generate sufficient cash flows to meet our requirements.  Our founders have expressed support for our necessary cash requirements, however there is no written commitment.  We anticipate negative cash flows until we are able to institute our operating plan.

Plan of Operation

Going Concern

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As shown in the accompanying audited financial statements, the Company has incurred an accumulated deficit of $5,768 and has negative cash flows from operating activities, in the amount of $6,015, for the period from Inception (January 27, 2012) to March 31, 2012.  Management has also provided Unaudited Balance Sheet Data stating that the Company has incurred an accumulated deficit of $10,462 for the period from inception (January 27, 2012) to September 30, 2012. These conditions raise substantial doubt about the Company's ability to continue as a going concern.

The pace of the growth of the Company is dependent upon its ability to obtain financing through this public offering and upon future profitable operations from the development of its planned business.  These conditions raise substantial doubt about the Company's ability to continue as a going concern. These financial statements do not include any adjustments that might arise from this uncertainty.

The financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts of and classification of liabilities that might be necessary in the event the Company cannot continue in existence.

Proposed Milestones to Implement Business Operations

The following milestones are based on the estimates made by management.  The Company planned the goals and milestones after deducting estimated offering expenses estimated to be $12,600.  Management prepared the milestones based on three varying levels of offering raise success: Minimum Offering proceeds raised of $30,000, 50% of the Maximum Offering proceeds raised ($150,000), and the Maximum  Offering proceeds raised of $300,000 through the offering.  The costs associated with operating as a public company are included in all our budgeted scenarios and management is responsible for the preparation of the required documents to keep the costs to a minimum.

Our plan is to successfully raise the Maximum Offering of $300,000; this will enable the Company to implement our business plan and purchase a property with 4-5 bedrooms.  We have identified an area within three miles of the Sonoma State University campus where several properties are available.  The properties range in price from $306,000 to $382,000 and they have three to five bedrooms. (Source: http://www.zillow.com/homedetails/Rohnert-Park-CA-94928).   Our goal is to purchase a property listed at approximately $344,000 located within three miles from the Sonoma State University campus as an initial property.  Our objective is to locate a home with approximately 2,600 square feet that is a two story structure with five bedrooms and three bathrooms.  Our goal is to purchase a home that is situated on a lot where it has the potential to add two more bedrooms.  We plan to finance a property, or one similar, by paying $204,100 for a down payment and closing costs and finance the balance with a lender.  Based on a purchase price of $344,000 we would be placing approximately 59% down payment and financing the 41% balance with a lender.  Please refer to section titled “Use of Proceeds” for the use of proceeds detail.  This plan of financing is based on the Company raising $300,000 through our offering.  This level of raise also provides us with the funds to add the additional two bedrooms to the structure which we also have budgeted in the Use of Proceeds.  At this time the Company has no specific property for acquisition.  Therefore, a property as described above is not yet probable as the Company has not entered into any contracts or commitments related to financing or acquisition.

If the Company were to raise 50% of the Maximum Offering ($150,000) we plan to purchase a smaller property with 2-3 bedrooms.  We plan to purchase a property for approximately $250,000 within a few miles of the Sonoma State University campus.  The Company has budgeted $102,600 for a down payment and closing costs if we raise $150,000.  We have funds budgeted at this level for building improvements, but not to the extent of adding additional rooms to the structure.  Please refer to section titled “Use of Proceeds” for the use of proceeds detail.  Purchasing a property of the type described above will require us to finance no more than 60% and place a down payment of 40%.  Management has identified lenders that provide 60% financing, but at this time we have not had any discussions or entered into any contracts or commitments for the financing or an acquisition.

If the Company were to raise only the Minimum Offering of $30,000 then we would further the business of the Company and incorporate the following plan.  We have budgeted this amount to sustain operations for a twelve month period.  Planned operations include keeping current with our public listing status and pursuing the purchase of a property.  Purchasing a property would require us to meet with additional people in an effort to secure the funds for the down payment.  We have identified private lenders and individuals who we would need to borrow funds from for the down payment.  Once we have secured the down payment funds then we would pursue securing a loan for the balance to purchase a property.  Our plan is to purchase the property as described above which includes five bedrooms and three bathrooms.

If we begin to generate profits, we will increase our marketing and sales activity accordingly.  We estimate occupancies to begin approximately six months following closing of the offering.

We plan to complete our milestones as follows:

0- 3 MONTHS

Estimated expenditures this quarter based on Minimum Offering placement - $4,075

Estimated expenditures this quarter based on 50% of Maximum Offering placement - $7,975

Estimated expenditures this quarter based on Maximum Offering placement - $20,350

Management plans to complete due diligence on the purchase/lease of computers and programs to initiate our business.  Securing a web domain and initiating web presence is a key factor to our start-up efforts.  We plan to purchase/lease computers, programs, and a printer for $3,000 (based on 50% of maximum proceeds placed) and $15,000 (based on the maximum proceeds placed) that is budgeted in the Equipment-Purchase/Lease line item in the “Use of Proceeds” section.  We have budgeted $500 in (based on minimum, 50% of maximum, and maximum proceeds placed) the Website Design line item to secure a web domain, research and place an initial deposit with a web designer.  The Company has budgeted $1,600 (based on the minimum of proceeds placed) and $2,000 (based on 50% of the maximum of proceeds placed) and $2,000 (based on the maximum of proceeds placed) for Sales and Marketing material including brochures and flyers that we expect to finalize during this timeframe.

The cost for the Company to keep in compliance is budgeted in the Accounting line item for $1,600 and is a fixed cost we will incur regardless of the level of raise we achieve.  Office Supplies for the quarter are $125 (based on minimum offering proceeds placed) and $500 (based on 50% of the maximum and the maximum offering proceeds placed).  In the General Working Capital line item we have budgeted $250 (based on minimum proceeds placed), and $375 (based on 50% of maximum proceeds placed), and $750 (based on maximum proceeds placed) for other expenses including, but not limited to, postage, telephone services, overnight delivery services and other general operating expenses. Our overall goal for this timeframe is to initiate and identify properties for purchase, finalizing our marketing material and initiating efforts to attract clients.

4-6 MONTHS

Estimated expenditures this quarter based on Minimum Offering placement - $4,975

Estimated expenditures this quarter based on 50% of Maximum Offering placement - $116,575

Estimated expenditures this quarter based on Maximum Offering placement - $253,450

American Boarding Company plans to finalize the web site development, for all anticipated raise level scenarios, at an additional cost of $500 which is budgeted in the Website Development line item in the “Use of Proceeds” section.  The Company plans to purchase a property during this timeframe.  A 2-3 bedroom property is budgeted in the Property Purchase line item at a cost of $102,600 and we have budgeted $5,000 for Building Improvements based on 50% of maximum proceeds scenario.  If we place the maximum offering; we plan to purchase a 4-5 bedroom property costing a maximum of $204,100.  This is budgeted for in the Property Purchase line item in the “Use of Proceeds” section and we have budgeted $40,000 for Building Improvements.  During this timeframe the Company plans to continue efforts in direct marketing and initiate trade association affiliations.  In addition, we plan to further our efforts by marketing through internet channels such as Craigslist.  Most of the expenditures associated with these efforts will amount to lunches, entertainment and related incidentals.  We have budgeted $500 (for both 50% of maximum proceeds placed and the maximum proceeds placed scenarios) in the Sales and Marketing line item to address the costs.  Towards the end of this quarter, we plan to start generating revenue from our tenants.  We have budgeted $3,000 (for both 50% of maximum proceeds placed and the maximum proceeds placed) in the Salaries/Contractors line item in the “Use of Proceeds” section to pay our employees/contractors.  The cost for the Company to keep in compliance is budgeted in the Accounting line item for $1,600 and is a fixed cost we will incur regardless of the level of raise we achieve.  In addition, we have budgeted $2,500 for Legal and Professional fees which is again an expense included in all levels of raised funds achieved.  Office Supplies for the quarter are $125 (based on minimum offering proceeds placed) and $500 (based on 50% of the maximum and the maximum offering proceeds placed).   In the General Working Capital line item we have budgeted $250 (based on minimum proceeds placed), and $375 (based on 50% of maximum proceeds placed), and $$750 (based on maximum proceeds placed) for other expenses including, but not limited to, postage, telephone services, overnight delivery services and other general operating expenses. Our overall goal for this timeframe is to purchase a property, complete property improvements, secure tenants and start to generate revenue from our tenants.

7-9 MONTHS

Estimated expenditures this quarter based on Minimum Offering placement - $1,975

Estimated expenditures this quarter based on 50% of Maximum Offering placement - $5,975

Estimated expenditures this quarter based on Maximum Offering placement - $6,350

During this timeframe, the Company plans to further nurture acquisition opportunities and we have budgeted $500 (based on 50% of maximum proceeds raised and maximum proceeds raised) in the Sales and Marketing line item in the “Use of Proceeds” section towards these efforts.  By this stage of our planned operations we anticipate finding additional potential revenue generating real estate opportunities that we intend to pursue to purchase.  Also, during this timeframe we intend to evaluate the hiring and training of an in-house resident manager.  This milestone is based on current rental opportunities.  We have budgeted $3,000 in the Salaries/Contractors line item to sustain these costs for both the 50% maximum proceeds raised and the maximum proceeds raised budgets.  We anticipate generating revenue during this timeframe, but we have allocated these funds as a contingency plan for account receivable delays due to negotiated term payments from tenants and clients.  The cost for the Company to keep in compliance is budgeted in the Accounting line item for $1,600 and is a fixed cost we will incur regardless of the level of raise we achieve.  Office Supplies for the quarter are $125 (based on minimum offering proceeds placed) and $500 (based on 50% of the maximum and the maximum offering proceeds placed).

In the General Working Capital line item we have budgeted $250 (based on minimum proceeds placed), and $375 (based on 50% of maximum proceeds placed), and $750 (based on maximum proceeds placed) for other expenses including, but not limited to, postage, telephone services, overnight delivery services and other general operating expenses.  Our overall goal for this timeframe is to evaluate, identify and nurture other real estate based revenue generating opportunities.  Additional planned responsibilities include initiating the drafting of a two-year overall business plan utilizing a commissioned sales force.

10-12 MONTHS

Estimated expenditures this quarter based on Minimum Offering placement - $6,375

Estimated expenditures this quarter based on 50% of Maximum Offering placement - $6,875

Estimated expenditures this quarter based on Maximum Offering placement - $7,250

By the fourth quarter of operations, we hope to have a base of tenants to sustain operations.  Any funds not utilized by this time will be reallocated to the working capital line item.  The cost for the Company to keep in compliance and complete our annual audit is budgeted in the Accounting line item for $3,500 and is a fixed cost we will incur regardless of the level of raise we achieve.  In addition, we have budgeted $2,500 for Legal and Professional fees which is again an expense included in all levels of raised funds achieved.  Office Supplies for the quarter are $125 (based on minimum offering proceeds placed) and $500 (based on 50% of the maximum and the maximum offering proceeds placed).  In the General Working Capital line item we have budgeted $250 (based on minimum proceeds placed), and $375 (based on 50% of maximum proceeds placed), and $750 (based on maximum proceeds placed) for other expenses including, but not limited to, postage, telephone services, overnight delivery services and other general operating expenses.  During this timeframe, we plan to analyze our past nine months of operations including our web sites lead/revenue generating effectiveness.  In addition, we plan to evaluate our need to hire employees or use contract labor.  This review of our operations to date will allow the Company to make the necessary adjustments and changes to further nurture the growth of the Company.  In addition, this review will provide valuable information for finalizing a two-year overall business plan with emphasis on sales and marketing.  By this stage of our operations we hope to have identified additional real estate based revenue generating opportunities and incorporate them into a two-year business plan.

Note: The Company planned milestones are based on quarters following the closing of the offering.  We currently consider the foregoing project our priority and intend to use the proceeds from this offering for such projects.  Any line item amounts not expended completely, as detailed in the Use of Proceeds, shall be held in reserve as working capital and subject to reallocation to other line item expenditures as required for ongoing operations.

CRITICAL ACCOUNTING POLICIES

A.

BASIS OF ACCOUNTING

The financial statements are prepared using the accrual method of accounting.  The statements were prepared following generally accepted accounting principles of the United States of America consistently applied.  The Company has elected a December 31.

B.

BASIC EARNINGS PER SHARE

The Company has adopted ASC Topic 260 “Earnings per Share” (“EPS”) which requires presentation of basic and diluted EPS on the face of the income statement for all entities with complex capital structures and requires a reconciliation of the numerator and denominator of the basic EPS computation to the numerator and denominator of the diluted EPS computation.  In the accompanying financial statements, basic earnings (loss) per share is computed by dividing net income/loss by the weighted average number of shares of common stock outstanding during the period.  There are no dilutive shares outstanding.

No significant realized exchange gains or losses were recorded from audit period inception (January 27, 2012) to March 31, 2012 and from unaudited period inception (January 27, 2012) to September 30, 2012.

C.

CASH EQUIVALENTS

Cash and cash equivalents include cash in banks, money market funds and certificates of term deposits with maturities of less than three months from inception, which are readily convertible to known amounts of cash and which, in the opinion of management, are subject to an insignificant risk of loss in value.    The Company had $2,485 in cash and cash equivalent at audit period ending March 31, 2012 and the Company had $791 in cash and equivalents at unaudited period ending September 30, 2012.

D.

USE OF ESTIMATES AND ASSUMPTIONS

The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

E.

INCOME TAXES

Deferred  income taxes are reported for timing differences between items of income or expense reported in the financial statements and those reported for income tax purposes in accordance with ASC Topic 740, “Accounting for Income Taxes,” which requires the use of the asset/liability method of accounting for income taxes.  Deferred income taxes and tax benefits are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases, and for tax loss and credit carry-forwards.  Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.  The Company provides for deferred taxes for the estimated future tax effects attributable to temporary differences and carry-forwards when realization is more likely than not.

NEW ACCOUNTING PRONOUNCEMENTS

The Company does not expect the adoption of recently issued accounting pronouncements to have a significant impact on the Company’s results of operations, financial position or cash flow.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FISCAL DISCLOSURE

None.

FINANCIAL DISCLOSURE

Our fiscal year end is December 31.  We intend to provide financial statements audited by an Independent Registered Accounting Firm to our shareholders in our annual reports.  The audited financial statements for the period from the Date of Inception, January 27, 2012, through March 31, 2012 are located in the section titled “Financial Statements”.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Directors of the corporation are elected by the stockholders to a term of one year and serve until a successor is elected and qualified.  Officers of the corporation are appointed by the Board of Directors to a term of one year and serves until a successor is duly appointed and qualified, or until he or she is removed from office.  The Board of Directors has no nominating, auditing or compensation committees.

The name, address, age and position of our officer and director is set forth below:

Name	Age	First Year as Director	Position

Farshid Raafat	50	January 2012	Chief Executive Officer, President and Director
Reza Noorkayhani	50	January 2012	Chief Financial Officer, Secretary, Treasurer, Accounting Officer and Director

The term of office of each director of the Company ends at the next annual meeting of the Company's stockholders or when such director's successor is elected and qualifies.  No date for the next annual meeting of stockholders is specified in the Company's bylaws or has been fixed by the Board of Directors.  The term of office of each officer of the Company ends at the next annual meeting of the Company's Board of Directors, expected to take place immediately after the next annual meeting of stockholders, or when such officer's successor is elected and qualifies.

Directors are entitled to reimbursement for expenses in attending meetings but receive no other compensation for services as directors. Directors who are employees may receive compensation for services other than as director. No compensation has been paid to directors for services.

BACKGROUND INFORMATION ABOUT OUR OFFICERS AND DIRECTORS

The following information sets forth the backgrounds and business experience of the directors and executive officers of the Company.  We have also provided the background of our management team of the Company.

Farshid Raafat - Chief Executive Officer, President and Director -  From 1999 through current Mr. Raafat has been employed as an Insurance Agent with AAA Insurance, Danville, California.  His scope of responsibilities are within the property claims operation. Mr. Raafat is a Chartered Property & Casualty Underwriter (CPCU), and has the following professional designations: Associate in Management (AIM), Associate in Claims (AIC), Associate in Information Technology (AIT), Associate in Insurance Accounty & Finance (AIAF), and Associate in Reinsurance (ARe). Previous work experience includes ten years employment with NorthCal Insurance Services, Oakland, California.  Mr. Raafat has a MBA from Saint Mary's College of California and bachelor degree in mathematics from Oklahoma State University.

Reza Noorkayhani - Chief Financial Officer, Secretary, Treasurer, Chief Accounting Officer and Director -  Mr. Noorkayhani is a Certified Public Account with the firm Accurate Accounting Consultants, San Francisco, California from 2001 through current.  His duties include providing business planning and analytics for various small and start-up companies.  Preparation of the monthly financial statements.  Manage tax functions, including federal and state income, payroll, and sales use. In May 2009 Mr. Noorkayhani received his license as a California Realtor where he primarily serves the San Francisco Bay area.  Additionally, he has over 10 years of residential housing management experience in San Francisco managing two apartment buildings. In 2009 Mr. Noorkayhani was the Controller with Cypress Wealth Advisors, LLC, located in San Francisco, California.  Mr. Noorkayhani ‘s responsibilities included; oversee partnership accounting and portfolio reporting of $500 million to partners, calculate and update monthly fund prices and partnership balances, complete income tax returns for 17 managed partnerships and other business entities, analyze and prepare trust, estate, gift and individual tax returns for high net-worth clients, and liaison with outside auditors to ensure the successful completion of annual audits.  From 2006 -2008 Mr. Noorkayhani was the Controller for The Orphanage Visual Effects Studios located in San Francisco, California.  Responsibilities included; restructured accounting general ledger, controls and procedures for a growing visual effects film company, successfully designed and implemented multi-user Peach Tree Accounting system, establish and implement short- and long-range departmental goals, objectives, policies, and operating procedures, and supervised processing and approval of revenue, expenses and departmental budgets.  Mr. Noorkayhani holds a Master of Science in Business Administration degree from San Francisco State University - 1996, and a Bachelor of Science in Mathematics degree from Philips University, Enid, Oklahoma - 1984.

Alexander Asemi - Chief Marketing Director: From 2009 through current; Mr. Asemi is a Research Analyst for Questus Global, San Francisco, California.  Questus Global is a business services company that assists clients with business plans and ideas to prepare them for approaching investors.  His responsibilities include reviewing incoming projects and proposals and after analyzing the opportunities he provides recommendations to the firm’s Director.  Mr. Asemi has done extensive research on the student housing market in the San Francisco Bay area.  In 2009 he graduated with honors from the W.P. Carey School of Business at Arizona State University with a Bachelors of Science in Finance.  In the past three years he has been a market analyst for an investment banking company.

Joseph Marshall - Project Development Manager: Mr, Marshall is a Manager at JW Marriott Hotel, San Francisco, California where he has been employed from 2007 through current.  He manages three rental properties in the San Francisco Bay area and one in Washington State.   Mr. Marshall has more than twenty years of experience in renovating and managing rental properties. Mr. Marshal actively acquires, develops and manages rental properties in the San Francisco Bay area.  He has the experience and the skills to renovate, design and manage rental properties, and specifically single residence occupancy units.

Hooshang Davanloo - Project Development Manager: From 1982 through current; Mr. Davanloo was a general manager and is now the owner of Contempo, San Francisco, California.  Contempo is a Hair Products company in the retail and service industry.  Mr. Davanloo is also a property manager for several locations and operates all repairs, interior design and management of the properties.  Prior work experience includes twelve years’ experience in construction and remodeling of commercial and residential buildings as a job captain.

Mohamad Etehadieh - Construction and Remodeling Manager: Mr. Etehadieh is a Research Analyst for Questus Global, San Francisco, California from 2009 through current.  Questus Global is a business services company that assists clients with business plans and ideas to prepare them for approaching investors. His responsibilities include reviewing incoming projects and providing analysis of the opportunity.  From 2004 through 2009 Mr. Etehadieh was a property manager for multi-family residential properties in the San Diego, California area.  Prior work experience includes over twenty years’ experience in construction and remodeling of commercial and residential buildings.

BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers, and persons who own more than ten percent of our common stock, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes of ownership of our common stock.  Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.

We intend to ensure to the best of our ability that all Section 16(a) filing requirements applicable to our officers, directors and greater than ten percent beneficial owners are complied within a timely fashion.

EXECUTIVE COMPENSATION

Summary Compensation Table

The table below summarizes all compensation awarded to, earned by, or paid to our Chief Executive Officer, and Director, and our Chief Financial Officer, Secretary, Treasurer, Director, Chief Marketing Director, Project Development Managers, and Construction and Remodeling Manager who occupied such position as of the date of this Prospectus, for all services rendered in all capacities to us for the period from Inception (January 27, 2012) through September 30, 2012 . The Company does not have employment agreements with any of the persons named below (and has not presently entered into such agreements with any such persons), and does not pay them a salary or other compensation at the present time We also do not currently have any benefits, such as health or life insurance, available to our employees.

Name and Position	Year*	Salary ($)	Bonus ($)	Stock awards ($)	Option awards ($)	Non-equity incentive plan compensation ($)	Change in pension value and nonqualified deferred compensation earnings ($)	All other compensation ($)	Total ($)

Farshid Raafat * Chief Executive Officer, President, and Director	*	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-

Reza Noorkayhani * Chief Financial Officer, Secretary, Treasurer, Chief Accounting Officer and Director	*	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-

Alexander Asemi * Chief Marketing Director	*	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-

Joseph Marshall * Project Development Manager	*	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-

Hooshang Davnloo * Project Development Manager	*	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-

Mohamad Etehadieh * Construction and Remodeling Manager	*	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-

*     *For period from Inception (January 27, 2012) through September 30, 2012

OPTION GRANTS

There have been no individual grants of stock options to purchase our common stock made to the executive officer named in the Summary Compensation Table.

AGGREGATED OPTION EXERCISES AND FISCAL YEAR-END OPTION VALUE

There have been no stock options exercised by the executive officer named in the Summary Compensation Table.

LONG-TERM INCENTIVE PLAN (“LTIP”) AWARDS

There have been no awards made to a named executive officer in the last completed fiscal year under any LTIP.

COMPENSATION OF DIRECTORS

Our directors did not receive any compensation for their services as directors from our inception to the date of this Prospectus. We have no formal plan for compensating our directors for their services in the future in their capacity as directors; however we will reimburse any director for out-of-pocket expenses incurred with board meetings.

EMPLOYMENT CONTRACTS AND OFFICERS’ COMPENSATION

Since the Date of Incorporation on January 27, 2012,  American Boarding Company has not compensated Mr. Raafat our President and Mr. Noorkayhani, our Chief Financial Officer, Secretary and Treasurer.  The Board of Directors will determine future compensation and, as appropriate, employment agreements executed.   We do not have any employment agreements in place with our sole officer and director.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of the date of this prospectus, the total number of shares owned beneficially by our directors, officers and key employees, individually and as a group, and the present owners of 5% or more of our total outstanding shares.  The table also reflects what the percentage of ownership will be assuming completion of the sale of all shares in this offering, which we cannot guarantee.  The stockholders listed below have direct ownership of their shares and possess sole voting and dispositive power with respect to the shares.

			Percent of Class
Title of Class	Name, Title and Address of Beneficial Owner of Shares (1)	Amount of Beneficial Ownership (2)	Currently Outstanding	After Offering (3)

Common	Farshid Raafat,(1)* Chief Executive Officer, President and Director	1,360,000	16%	9.4%

Common	Reza Noorkayhani (1)* Chief Financial Officer, Secretary, Treasurer and Director	1,360,000	16%	9.4%

Common	Paramount Capital Inc. (4)	3,665,000	43%	25.2%

Common	Hooshang Davanloo (1) Development Manager	680,000	8%	4.7%

Common	Alexander Asemi (1) Marketing Director	595,000	7%	4.1%

Common	Mohamad Etehadieh (1) Construction & Remodeling Manager	425,000	5%	2.9%

Common	Joseph Marshall (1) Development Manager	425,000	5%	2.9%

All officers and Directors as a group		2,720,000	32%	18.8%

1.  The address of each executive officer, director and beneficial owner c/o American Boarding Company, 358 Frankfort Street, Daly City, California 94014.

2.  As used in this table, “beneficial ownership” means the sole or shared power to vote, or to direct the voting of, a security, or the sole or share investment power with respect to a security (i.e., the power to dispose of, or to direct the disposition of a security).

3.  Assumes the sale of the maximum amount of this offering (6,000,000 shares of common stock) by American Boarding Company. The aggregate amount of shares to be issued and outstanding after the offering is 14,500,000.

4.  Mr. Billy Liberman has control over the company’s common shares that are held by Paramount Capital.

FUTURE SALES BY EXISTING STOCKHOLDERS

A total of 8,500,000 shares have been issued to existing stockholders, of which 18.8% is held by our two officers and directors and all 8,500,000 shares issued are restricted securities, as that term is defined in Rule 144 of the Rules and Regulations of the SEC promulgated under the Act.  Under Rule 144, such shares can be publicly sold, subject to volume restrictions and certain restrictions on the manner of sale, commencing one year after their acquisition.  Any sale of shares held by the existing stockholder (after applicable restrictions expire) and/or the sale of shares purchased in this offering (which would be immediately resalable after the offering), may have a depressive effect on the price of our common stock in any market that may develop, of which there can be no assurance.

Our principal shareholders do not have any plans to sell their shares at any time after this offering is complete.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

We have two officers and directors as of September 30, 2012.  Mr. Farshid Raafat is the Chief Executive Officer, President and a Director and Mr. Reza Noorkayhani is the Chief Financial Officer, Secretary, Treasurer and Director of our Company.  Mr. Raafat and Mr.Noorkayhani are both considered promoters of the Company and they will receive no compensation in this capacity.  However, they have received common stock in the Company for services rendered as detailed below.

We are currently operating out of the premises of Mr. Raafat and he provides the Company office space on a rent-free basis for administrative purposes. There is no written agreement or other material terms or arrangements relating to said arrangement.

We do not currently have any conflicts of interest by or among our current officer, director, key employee or advisors.  We have not yet formulated a policy for handling conflicts of interest, however, we intend to do so upon completion of this offering and, in any event, prior to hiring any additional employees.

On February 10, 2012 the Company issued 1,360,000 shares of common stock at $0.001 par value to Mr. Farshid Raafat, an officer and director and founder of the Company, for incorporation and start-up related services received in the amount of $1,360

On February 10, 2012 the Company issued 1,360,000 shares of common stock at $0.001 par value to Mr. Reza Noorkayhani, an officer and director and founder of the Company, for incorporation and start-up related services received in the amount of $1,360.

On February 10, 2012 the Company issued 3,655,000 shares of common stock at $0.001 par value to Paramount Capital Inc. for a cash equity investment in the amount of $3,655 which has been received.

On February 10, 2012 the Company issued 680,000 shares of common stock at $0.001 par value to Mr. Hooshang Davanloo, Development Manager of the Company, for company development and start-up related services received in the amount of $680.

On February 10, 2012 the Company issued 595,000 shares of common stock at $0.001 par value to Mr. Alexander Asemi, Marketing Director of the Company, for company development and start-up related services received in the amount of $595.

On February 10, 2012 the Company issued 425,000 shares of common stock at $0.001 par value to Mr. Joseph Marshall, Development Manager of the Company, for company development and start-up related services received in the amount of $425.

On February 10, 2012 the Company issued 425,000 shares of common stock at $0.001 par value to Mr. Mohamad Etehadieh, Construction and Remodeling Manager, for company development and start-up related services received in the amount of $425.

The Company plans to commence operations and execute its business plan as discussed in the “Use of Proceeds” section upon receipt of the first proceeds received from the raise.  Release of the funds to the Company is based upon our escrow agent, Law Offices of Harold P. Gewerter, Esq. Ltd., reviewing the records of the depository institution holding the escrow to verify that that the checks have cleared prior to releasing the funds to the Company.  Until the Company receives funds from the raise, Mr. Raafat and Mr. Noorkayhani who are the only offices and directors have agreed to advance the Company funds to meet its obligations.  We anticipate the costs of these obligations could total approximately $8,000 and these advances will not be repaid from the raised funds.  While management estimates $8,000 for such costs; there is no maximum amount of funds that Mr. Raafat and Mr. Noorkayhani have verbally agreed to provide.

The Company utilizes space provided by a shareholder without charge.  Rent was $0 for all periods presented.

The Company does not have an employment contract with its two key employees;  Mr. Farshid Raafat who is the President and Mr. Reza Noorkayhani who is the Chief Financial Officer of the Company as of September 30, 2012.

The amounts and terms of the above transactions may not necessarily be indicative of the amounts and terms that would have been incurred had comparable transactions been entered into with independent third parties.

INDEMNIFICATION

Pursuant to the Articles of Incorporation and By-Laws of the corporation, we may indemnify an officer or director who is made a party to any proceeding, including a law suit, because of his position, if he acted in good faith and in a manner he reasonably believed to be in our best interest.  In certain cases, we may advance expenses incurred in defending any such proceeding.  To the extent that the officer or director is successful on the merits in any such proceeding as to which such person is to be indemnified, we must indemnify him against all expenses incurred, including attorney’s fees.  With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order.  The indemnification is intended to be to the fullest extent permitted by the laws of the State of Nevada.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

AVAILABLE INFORMATION

We have filed a registration statement on Form S-1, of which this prospectus is a part, with the U.S. Securities and Exchange Commission.  Upon completion of the registration, we will be subject to the informational requirements of the Exchange Act and, in accordance therewith, will file all requisite reports, such as Forms 10-K, 10-Q, and 8-K, proxy statements, under Section 14 of the Exchange Act and other information with the Commission.  Such reports, proxy statements, this registration statement and other information, may be inspected and copied at the public reference facilities maintained by the Commission at 100 Fifth Street NE, Washington, D.C. 20549.  Copies of all materials may be obtained from the Public Reference Section of the Commission’s Washington, D.C. office at prescribed rates.  You may obtain information regarding the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.  The Commission also maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission at http://www.sec.gov.

DEALER PROSPECTUS DELIVERY OBLIGATION

“UNTIL___________________________, ALL DEALERS THAT EFFECT TRANSACTIONS IN THESE SECURITIES, WHETHER OR NOT PARTICIPATING IN THIS OFFERING, MAY BE REQUIRED TO DELIVER A PROSPECTUS.  THIS IS IN ADDITION TO THE DEALERS’ OBLIGATION TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.”

PART II: INFORMATION NOT REQUIRED IN PROSPECTUS

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the costs and expenses payable by American Boarding Company in connection with registering the sale of the common stock. American Boarding Company has agreed to pay all costs and expenses in connection with this offering of common stock. Set for the below is the estimated expenses of issuance and distribution, assuming the minimum proceeds are raised.

Legal and Professional Fees	$7,500
Accounting Fees	$3,500
Edgar Fees	$800
Blue Sky Qualifications	$800

Total:	$12,600

INDEMNIFICATION OF DIRECTORS AND OFFICERS

American Boarding Company’s Articles of Incorporation and Bylaws provide for the indemnification of a present or former director or officer. American Boarding Company indemnifies any director, officer, employee or agent who is successful on the merits or otherwise in defense on any action or suit. Such indemnification shall include, but not necessarily be limited to, expenses, including attorney’s fees actually or reasonably incurred by him. Nevada law also provides for discretionary indemnification for each person who serves as or at American Boarding Company request as an officer or director. American Boarding Company may indemnify such individual against all costs, expenses, and liabilities incurred in a threatened, pending or completed action, suit, or proceeding brought because such individual is a director or officer. Such individual must have conducted himself in good faith and reasonably believed that his conduct was in, or not opposed to, American Boarding Company’s best interests. In a criminal action, he/he must not have had a reasonable cause to believe his conduct was unlawful.

DELAWARE

Our certificate of incorporation will limit our director’s or officer’s liability to the fullest extent permitted under Delaware corporate law. Specifically, our directors and officers will not be liable to us or our stockholders for monetary damages for any breach of fiduciary duty by a director or officer, except for liability:

-       for any breach of the director’s or officer’s duty of loyalty to us or our stockholders;

-       for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

-       under Section 174 of the Delaware General Corporation Law; or

-       for any transaction from which a director or officer derives an improper personal benefit.

If the Delaware General Corporation Law is amended to authorize corporate action further eliminating or limiting the personal liability of directors or officers, then the liability of our directors and officers shall be eliminated or limited to the fullest extent permitted by Delaware General Corporation Law, as so amended.

The provision regarding indemnification of our directors and officers in our amended and restated certificate of incorporation will generally not limit liability under state or federal securities laws.

Delaware law and our amended and restated certificate of incorporation provide that we will, in certain situations, indemnify any person made or threatened to be made a party to a proceeding by reason of that person’s former or present official capacity with our company against judgments, penalties, fines, settlements and reasonable expenses including reasonable attorney’s fees. Any person is also entitled, subject to certain limitations, to payment or reimbursement of reasonable expenses in advance of the final disposition of the proceeding. In addition, certain employment agreements to which we are a party provide for the indemnification of our employees who are party thereto.

RECENT SALES OF UNREGISTERED SECURITIES.

Set forth below is information regarding the issuance and sales of securities without registration since inception.  No such sales involved the use of an underwriter; no advertising or public solicitation was involved; the securities bear a restrictive legend; and no commissions were paid in connection with the sale of any securities.

On February 10, 2012 the Company issued 1,360,000 shares of common stock at $0.001 par value to Mr. Farshid Raafat, an officer and director and founder of the Company, for incorporation and start-up related services received in the amount of $1,360

On February 10, 2012 the Company issued 1,360,000 shares of common stock at $0.001 par value to Mr. Reza Noorkayhani, an officer and director and founder of the Company, for incorporation and start-up related services received in the amount of $1,360.

On February 10, 2012 the Company issued 3,655,000 shares of common stock at $0.001 par value to Paramount Capital Inc. for a cash equity investment in the amount of $3,655 which has been received.

On February 10, 2012 the Company issued 680,000 shares of common stock at $0.001 par value to Mr. Hooshang Davanloo, Development Manager of the Company, for company development and start-up related services received in the amount of $680.

On February 10, 2012 the Company issued 595,000 shares of common stock at $0.001 par value to Mr. Alexander Asemi, Marketing Director of the Company, for company development and start-up related services received in the amount of $595.

On February 10, 2012 the Company issued 425,000 shares of common stock at $0.001 par value to Mr. Joseph Marshall, Development Manager of the Company, for company development and start-up related services received in the amount of $425.

On February 10, 2012 the Company issued 425,000 shares of common stock at $0.001 par value to Mr. Mohamad Etehadieh, Construction and Remodeling Manager, for company development and start-up related services received in the amount of $425.

These securities were issued in reliance upon the exemption contained in Section 4(2) of the Securities Act of 1933.

EXHIBITS.

The following exhibits are included with this registration statement:

Exhibit Number.	Name/Identification of Exhibit

3.1	Articles of Incorporation

3.2	Bylaws

5	Opinion of Harold P. Gerwerter, Esq.

23.1	Consent of Independent Auditor

23.2	Consent of Counsel (See Exhibit 5)

99	Additional Exhibits

a) Subscription Agreement
b) Escrow Agreement

UNDERTAKINGS

The undersigned registrant hereby undertakes:

(1)

 To file, during any period, in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933, as amended;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of the Registration Fee” table in the effective Registration Statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

(2)

 That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)

To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)

 Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the  Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(5)

 That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i.

Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

ii.

Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii.

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv.

Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

v.

Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Danville,  State of California on December 11, 2012.

American Boarding Company
(Registrant)

By: /s/ Farshid Raafat
Farshid Raafat
Chief Executive Officer, President, and Director

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement was signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Farshid Raafat
Farshid Raafat	Chief Executive Officer, President, and Director	December 11, 2012

/s/ Reza Noorkayhani
Reza Noorkayhani	Chief Financial Officer, Principal Accounting Officer, Secretary, Treasurer and Director	December 11, 2012